                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
               SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
   (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or 240.14a-12

                                THE CRONOS GROUP
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5)  Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

--------------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3)  Filing Party:

--------------------------------------------------------------------------------

     (4)  Date Filed:

--------------------------------------------------------------------------------

                                     [LOGO]

                                THE CRONOS GROUP
                                SOCIETE ANONYME

                                           , 1999

Dear Shareholders:

     It is our pleasure to invite you to the annual meeting of shareholders of The Cronos Group (the "Company"), which will be held at 10 a.m. (local time) on Tuesday, October 26, 1999 at the Hotel Le Royal, 12 Boulevard Royal, Luxembourg.

     At the meeting, we will ask you to confirm the appointment of two directors who currently sit on the Board and to elect three new directors, to approve the grant of a stock option to an executive officer of the Company, to adopt stock and equity incentive plans for our employees and non-employee directors, and to conduct such other business as is described in the Notice of Annual Meeting of Shareholders and Proxy Statement accompanying this letter.

     WHETHER YOU PLAN TO ATTEND THE MEETING OR NOT, WE URGE YOU TO SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE IN ORDER THAT AS MANY SHARES AS POSSIBLE MAY BE REPRESENTED AT THE MEETING. The vote of each shareholder is important and your cooperation in promptly returning your executed proxy would be appreciated. Each proxy is revocable and will not affect your right to vote in person. Therefore, even if you execute a proxy, you may still attend the annual meeting of shareholders and vote your shares in person.

     We appreciate the continuing interest and support of our shareholders and look forward to seeing many of you at the meeting.

                                          Sincerely,

                                          Dennis J. Tietz
                                          Chairman of the Board and
                                          Chief Executive Officer

                                     [LOGO]

                                THE CRONOS GROUP
                                SOCIETE ANONYME

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            ------------------------

DATE:   Tuesday, October 26, 1999
TIME:   10:00 a.m.
PLACE:  Hotel Le Royal
        12 Boulevard Royal
        Luxembourg

MATTERS TO BE VOTED UPON:

     1. Confirmation and election of two existing directors and election of three new directors.

     2. Approval of the grant of a stock option to an executive officer.

     3. Approval of the Company's 1999 Stock Option Plan.

     4. Approval of the Company's Non-Employee Directors' Equity Plan.

     5. Appointment of Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 1999 for both the consolidated and unconsolidated accounts and grant of authorization to the Board of Directors to fix the compensation of the independent auditors.

     6. Approval of the consolidated and unconsolidated financial statements of the Company for the year ended December 31, 1998.

     7. Discharge of certain directors pursuant to Article 74 of Luxembourg's Company Law from the execution of their mandate for the year ended December 31, 1998.

     8. Allocation of the profit/loss reported by the Company for the year ended December 31, 1998.

     9. Any other matter properly brought before the shareholders at the annual meeting or any adjournment thereof.

     The address of the Company's registered office is 16, Allee Marconi, L-2120 Luxembourg and its telephone number is 352 453 145. The Company is organized in Luxembourg as a Societe Anonyme with registrar number RCS LUX B27.489.

                                          On Behalf of the Board of Directors,

                                          Dennis J. Tietz
                                          Chairman of the Board
                                          And Chief Executive Officer

September   , 1999

                                     [LOGO]
                                THE CRONOS GROUP
                                SOCIETE ANONYME
                               16, ALLEE MARCONI
                               L-2120, LUXEMBOURG
                            ------------------------

                                PROXY STATEMENT

     Your vote at the annual meeting is important to us. Please vote your shares of Common Stock by completing the enclosed proxy card and returning it to us in the enclosed envelope. This Proxy Statement has information about the annual meeting and was prepared by the Company's management for the Board of Directors.
This Proxy Statement was first mailed to shareholders on             , 1999.

                                    CONTENTS

                                                              PAGE
                                                              ----
General Information About Voting............................    2
Proposals 1.     Election of Five Directors.................    4
          2.     Approval of Grant of Stock Option To
  Executive Officer.........................................    6
          3.     Approval of 1999 Stock Option Plan.........    7
          4.     Approval of Non-Employee Directors' Equity
  Plan......................................................    9
          5.     Appointment of Deloitte & Touche LLP as
  Independent Auditors......................................   12
          6 - 9. Proposals for Submission to the
  Shareholders under Luxembourg Law.........................   14
Committees of the Board of Directors........................   14
Compensation of Executive Officers..........................   15
Certain Relationships and Related Transactions..............   19
Board Compensation Committee Report On Executive
  Compensation..............................................   21
Performance Graph...........................................   23
Beneficial Stock Ownership..................................   23
Other Matters...............................................   25
Shareholder Proposals for 2000 Annual Meeting...............   25
Other Information...........................................   25

                        GENERAL INFORMATION ABOUT VOTING

WHO IS SOLICITING YOUR VOTE?

     These proxy materials are furnished in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the Company's 1999 annual meeting and at any meeting following an adjournment thereof.

WHO CAN VOTE?

     You can vote your shares of Common Stock if our records show that you owned the shares on September 10, 1999. A total of 9,158,378 shares of Common Stock can vote at the annual meeting. You get one vote for each share of Common Stock. The enclosed proxy card shows the number of shares you can vote.

WHO ARE THE PROXYHOLDERS?

     The persons named in the enclosed proxy are directors and/or officers of the Company. A shareholder has the right to appoint a person (who need not be a shareholder of the Company) as proxy to attend and act on such shareholder's behalf at the annual meeting.

HOW DO I VOTE BY PROXY?

     Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the annual meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope. The shares of Common Stock represented by any valid proxy in favor of management's nominees named in the accompanying proxy will be voted for, against, or withheld from voting (abstain) on all matters specified in the form of proxy, in accordance with any specification or instruction made by a shareholder on the proxy. In the absence of any such specification or instruction, such shares of Common Stock will be voted for, against, or withheld from voting (abstain) on all of the matters specified in the form of proxy as the proxyholder shall determine, in his discretion.

     The accompanying proxy for the annual meeting confers discretionary authority upon the persons named therein with respect to amendments or variations to matters identified in this notice and proxy statement and with respect to such other business or matters which may properly come before the annual meeting or any adjournment.

WHAT IF OTHER MATTERS COME UP AT THE ANNUAL MEETING?

     The matters described in this proxy statement are the only matters we know of that will be voted on at the annual meeting. If other matters are properly presented at the meeting, the proxyholders will vote your shares as they see fit.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

     Yes. At any time before the vote on a proposal, you can change your vote either by giving the Company's secretary a written notice revoking your proxy card or by signing, dating, and returning to us a new proxy card. We will honor the proxy card with the latest date.

CAN I VOTE IN PERSON AT THE ANNUAL MEETING RATHER THAN BY COMPLETING THE PROXY CARD?

     Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the annual meeting and vote your shares in person.

WHAT DO I DO IF MY SHARES ARE HELD IN "STREET NAME"?

     If your shares are held in the name of your broker, a bank, or other nominee, that party should give you instructions for voting your shares.

HOW ARE VOTES COUNTED?

     Under Luxembourg law, actions requiring the approval of shareholders can generally be taken by approval of the holders of a simple majority of shares present or represented, without regard to any minimum quorum requirements. Two exceptions are (i) to amend the Articles of Incorporation ("Articles") and (ii) any action for which Luxembourg law or the Articles require more than a majority vote or require a specified quorum.

     The Company's Common Stock is traded on the NASDAQ Stock Market. Under NASDAQ's rules, the minimum quorum for any meeting of shareholders of a NASDAQ company is 33 1/3 percent of the outstanding shares of the company's common voting stock. The Company will observe this requirement in holding its annual meeting, and accordingly a quorum of at least one-third of the outstanding shares of the Company's Common Stock entitled to vote at the annual meeting, represented in person or by proxy, will be necessary to convene the annual meeting.

     The Company's Articles require the approval of the holders of a simple majority of the outstanding shares of the Common Stock of the Company for the election of directors to the Board. Therefore, with respect to Proposal No. 1, if you do not sign and return your proxy card, your shares will be counted as abstentions and will have the effect of a negative vote.

     The affirmative vote of the holders of a majority of the shares of Common Stock of the Company present in person or represented by proxy and entitled to vote is required to approve the other matters to be acted upon at the annual meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Abstentions are counted in tabulations of the votes cast on proposals presented to shareholders or with respect to the election of directors, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved or a nominee has been elected.

WHO PAYS FOR THIS PROXY SOLICITATION?

     We do. In addition to sending you these materials, some of our employees may contact you by telephone, by mail, or in person. None of these employees will receive extra compensation for doing this. We have retained Corporate Investor Communications, Inc. to assist us in soliciting your proxy for a fee of $2,500, plus reasonable out-of-pocket expenses.

                                 PROPOSAL NO. 1

                           ELECTION OF FIVE DIRECTORS

     The Company's Articles provide that it is to be managed by a Board of Directors composed of at least three members who need not be shareholders of the Company and who shall be elected by the holders of a simple majority of the outstanding shares of the Common Stock for a term of three years and until their successors are elected. The terms of the directors are staggered so that the terms of approximately one-third of the total number of directors expire in each year.

     Presently, the Board of Directors is composed of Ernst-Otto Nedelmann, Maurice Taylor, Charles Tharp, and Dennis J. Tietz (Chairman). Mr. Nedelmann's term is due to expire at the close of the 1999 annual meeting. Mr. Nedelmann will not stand for re-election. Mr. Taylor was elected to the Board of Directors at the 1998 annual meeting for a two-year term expiring at the conclusion of the annual meeting in 2000 and is therefore not standing for election at this annual meeting. The Board appointed Messrs. Tietz and Tharp to fill the vacancies created by the resignations of Directors Rudolf J. Weissenberger and Axel Friedberg (who resigned as directors on March 30 and 31, 1999, respectively). If elected, Mr. Tietz will serve as director and Chairman of the Board until the conclusion of the annual meeting in 2001 and the election of his successor, and Mr. Tharp will serve as a director until the conclusion of the annual meeting in 2000 and the election of his successor. We have further nominated Peter J. Younger, Robert M. Melzer, and Stephen Nicholas Walker to serve terms of two years, three years, and three years, respectively. Each of the nominees has agreed to be named in this Proxy Statement and to serve as a director if elected by the shareholders. Should any nominee unexpectedly not be available for election, then the Board would propose a substitute nominee.

     If the full slate of nominees is elected, then the composition of our Board of Directors would be as follows:

                    DIRECTOR                       CLASS     TERM EXPIRATION
                    --------                       -----   -------------------
Maurice Taylor...................................     I    2000 Annual Meeting
Charles Tharp....................................     I    2000 Annual Meeting
Dennis J. Tietz..................................    II    2001 Annual Meeting
Peter J. Younger.................................    II    2001 Annual Meeting
Robert M. Melzer.................................   III    2002 Annual Meeting
S. Nicholas Walker...............................   III    2002 Annual Meeting

WE RECOMMEND THAT YOU VOTE FOR ALL FIVE OF THE NOMINEES.

     VOTE REQUIRED. Election of each of the five nominees requires the approval of the holders of a simple majority of the outstanding shares of Common Stock of the Company.

A. RATIFICATION OF TWO DIRECTORS APPOINTED BY THE BOARD

     We are asking you to confirm the appointment as directors of Dennis J. Tietz and Charles Tharp, who were appointed by the Board as directors on March 30, 1999 (Mr. Tietz) and March 31, 1999 (Mr. Tharp).

Dennis J. Tietz

     Mr. Tietz, age 46, was elected Chief Executive Officer of the Company on December 11, 1998, and Chairman of the Board of Directors on March 30, 1999 to fill the vacancies created by Mr. Weissenberger's resignations as CEO and Chairman of the Board. If elected, Mr. Tietz will serve as a Class II Director until the annual meeting in 2001 and his successor is elected. From 1986 until his election as CEO of the Company, Mr. Tietz was responsible for the organization and marketing of investment programs managed by Cronos Capital Corp. ("CCC"), a subsidiary of the Company. From 1981 to 1986, Mr. Tietz supervised container lease operations in both the United States and Europe. Prior to joining CCC in 1981, Mr. Tietz was employed by Trans Ocean Leasing Corporation, San Francisco, California, a container leasing company, as regional manager based in Houston, with responsibility for leasing and operational activities in the U.S. Gulf. Mr. Tietz holds a B.S. degree in Business Administration from San Jose State University.

Charles Tharp

     Mr. Tharp, age 49, was appointed to the Board of Directors of the Company as an outside director on March 31, 1999, to fill the vacancy created by the resignation of Dr. Friedberg. If elected, Mr. Tharp will serve as a Class I Director until the annual meeting in 2000 and his successor is elected. Mr. Tharp is based in Washington D.C. and has for the last five years acted as a consultant to pension funds and foundations on international investment policy, fiduciary issues, and financial management. Mr. Tharp is a director of The Info/Change Foundation, Washington D.C. He held several positions, including Executive Director (the Chief Executive Officer) of the Pension Benefit Guaranty Corporation, a federal agency, from 1982 to 1985. Mr. Tharp has served on the boards of insurance companies, pension funds, and real estate holding companies in California, Ohio, and Bermuda. Mr. Tharp holds a B.A. degree in History from Yale University and an M.A. in Jurisprudence from Oxford University, England.

B. ELECTION OF THREE NEW DIRECTORS TO THE BOARD

     At the annual meeting, we will nominate Messrs. Younger, Melzer, and Walker to serve as directors. Mr. Younger currently serves as the Chief Financial Officer of the Company. If elected, Mr. Younger will serve as a Class II Director until the annual meeting in 2001 and his successor is elected. Messrs. Melzer and Walker are not employed by the Company. If elected, Messrs. Melzer and Walker will serve as Class III Directors until the annual meeting in 2002 and their successors are elected.

Peter J. Younger

     Mr. Younger, age 42, was appointed Controller of the Company in 1991 and its Chief Financial Officer in March 1997. Mr. Younger joined CCC (then called Intermodal Equipment Associates) in 1987 as its vice president and director of accounting and controller. Prior to 1987, Mr. Younger was a certified public accountant and a principal with the accounting firm of Johnson, Glaze and Co. in Salem, Oregon. Mr. Younger holds a B.S. degree in Business Administration from Western Baptist College, Salem, Oregon.

Robert M. Melzer

     Mr. Melzer, age 58, served as President and Chief Executive Officer of Property Capital Trust, Inc., a publicly-traded real estate investment trust ("REIT"), from 1992 until 1999 when the company completed its plan to dispose of its investments and distributed the proceeds to its shareholders. Mr. Melzer serves as a director of Genesee & Wyoming, Inc., a short-line railroad holding company, a director of Beacon Capital Partners, Inc., a REIT, a trustee of MGI Properties, a REIT, a trustee of Beth Israel Deaconess Medical Center and a director of CareGroup, Inc., the parent of six not-for-profit hospitals in Eastern Massachusetts. Mr. Melzer holds a B.A. degree in Economics from Cornell University and an M.B.A. from the Harvard Business School.

Stephen Nicholas Walker

     Since 1995, Mr. Walker, age 45, has served as Senior Vice President of Investments of PaineWebber Inc. From 1982 to 1995, he served as Senior Vice President of Investments of Prudential Securities Inc. Mr. Walker holds an M.A. degree in Jurisprudence from Oxford University, England.

C. CONTINUING DIRECTOR

Maurice Taylor

     Mr. Taylor is serving a two-year term expiring at the conclusion of the annual meeting in 2000, and is therefore not standing for election at this annual meeting. Mr. Taylor, age 38, based in Geneva, Switzerland, is an independent consultant in international trade finance. He serves on the boards of numerous privately-held trading companies in Europe. Mr. Taylor holds a B.A. degree in Mathematical Economics from Brown University.

                                 PROPOSAL NO. 2

             APPROVAL OF GRANT OF STOCK OPTION TO EXECUTIVE OFFICER

     At the annual meeting, you will be asked to approve the grant of a stock option to Peter J. Younger, the Chief Financial Officer of the Company. In December 1998, the Board approved the appointment of Dennis J. Tietz to serve as Chief Executive Officer of the Company. At that time, the Board granted to Mr. Tietz an option to purchase 300,000 shares of the Company's Common Stock as part of a compensation package to induce Mr. Tietz to assume the responsibilities of Chief Executive Officer of the Company. The option fully vested upon grant, but Mr. Tietz has agreed, should the stock option to Mr. Younger be approved by the shareholders, to a three-year vesting schedule similar to that that will apply to Mr. Younger's option. (For the terms of Mr. Tietz Employment Agreement, see "Compensation of Executive Officers -- Employment Agreements" herein.)

     At the time that Mr. Tietz was appointed Chief Executive Officer of the Company, Mr. Tietz and the Board also concluded that it was important to retain the services of Mr. Younger as the Company's Chief Financial Officer. The Board therefore agreed, in order to induce Mr. Younger to remain with the Company, and subject to shareholder approval, to grant to him an option to purchase 200,000 shares of the Company's Common Stock at the same price as the exercise price of the shares subject to Mr. Tietz' option -- $4.375 per share, the closing price of the Common Stock of the Company, as reported on the NASDAQ National Market, for December 11, 1998, the date of Mr. Tietz' appointment.

     The effectiveness of the grant of the stock option to Mr. Younger is subject to shareholder approval. If approved, the term of Mr. Younger's option will run for ten years from the date of grant (June 3, 1999). Mr. Younger's stock option vests and becomes exercisable over three years, with one-third of the shares subject to option exercisable on each of the first three anniversaries of the date of grant, conditional upon Mr. Younger's continued employment by the Company. If Mr. Younger's employment terminates by reason of death, permanent disability, removal (other than for cause), termination following a change of control of the Company, or by reason of a breach by the Company of Mr. Younger's Employment Agreement or a reduction in his title, position, duties and/or authority, then Mr. Younger's option will vest in full. Should the shareholders approve the grant of the stock option to Mr. Younger, then Mr. Tietz has agreed to a modification of his stock option to provide for a vesting schedule identical to that set forth in Mr. Younger's stock option, but with the date of grant defined as December 11, 1998, the date the Board granted Mr. Tietz his stock option.

     Payment for the shares under Mr. Younger's stock option is to be by cash, the surrender of shares of Company Common Stock already owned by the option holder (valued at their fair market value on the date of surrender), or an alternate form of payment as may be approved by the Compensation Committee. The number and price of the shares subject to option will be adjusted in the event of any stock split, declaration of a stock dividend, or like changes in the capital stock of the Company. The options are not transferable other than by will or the laws of descent and distribution. Mr. Younger will have no rights as a shareholder until such time as he purchases shares under the option.

     The Company, as a Luxembourg holding company, does not pay U.S. income tax. Under Luxembourg law, the Company will pay a 1% capital duty on the exercise price of any shares purchased by Mr. Younger under his stock option. As a Luxembourg holding company the Company also pays a tax of 0.2% on its "capital," defined as the average aggregate market value of its outstanding shares of Common Stock for the year. Shares purchased by Mr. Younger under his stock option will increase the number of outstanding shares of Common Stock of the Company and therefore the capital base of the holding company tax.

     VOTE REQUIRED. If the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the annual meeting are voted for approval of the stock option grant to Mr. Younger, the grant will be approved.

     THE BOARD RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE STOCK OPTION GRANT TO MR. YOUNGER.

                                 PROPOSAL NO. 3

                       APPROVAL OF 1999 STOCK OPTION PLAN

     At the annual meeting, you will be asked to approve the Company's 1999 Stock Option Plan (the "Stock Option Plan"), which was approved by the Board of Directors on June 3, 1999. The Stock Option Plan will replace the Company's Management Equity Investment Plan ("MEIP"). See our discussion of the MEIP under "Report on Executive Compensation" below. The text of the proposed Stock Option Plan is included in this Proxy Statement as Appendix A.

     WE RECOMMEND THAT YOU VOTE FOR APPROVAL OF THE STOCK OPTION PLAN.

     VOTE REQUIRED. If the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the annual meeting vote for the Company's Stock Option Plan, the Stock Option Plan will be approved.

     SUMMARY OF THE STOCK OPTION PLAN. The following is a summary of the Stock Option Plan and should be read together with the full text of the plan:

PURPOSE AND ELIGIBILITY.......   The purposes of the Stock Option Plan are to
                                 attract, motivate and retain key employees, to compensate them for their contributions to our growth and profits and to encourage them to own the Company's Common Stock.

SHARES AVAILABLE..............   A total of 500,000 shares of Common Stock are
                                 authorized for issuance under the Stock Option
                                 Plan. We will adjust the number of shares available for issuance under the Stock Option
                                 Plan if there are changes from any split-up, combination or exchange of shares, consolidation, spin-off or recapitalization of shares or any like capital adjustment or the payment of any stock dividend.

INDIVIDUAL EMPLOYEE LIMIT.....   The aggregate number of stock options that may
                                 be awarded to any eligible employee over the term of the Plan is limited to 100,000 shares.

ADMINISTRATION................   The Compensation Committee of the Board of
                                 Directors will administer the Stock Option
                                 Plan, select participants from among eligible employees, and determine the form, terms and conditions of awards.

AWARDS........................   The Stock Option Plan authorizes the grant of
                                 incentive stock options and nonqualified stock options.

                                 Generally, an option will become exercisable over a period of four years, with one-fourth
                                 ( 1/4) of the shares subject to option
                                 exercisable on or after each of the first four anniversaries of the date of grant, conditional upon the participant's continued employment by the Company.

                                 In the event of a merger or the sale of
                                 substantially all of the assets of the Company, each outstanding option will be assumed or an equivalent option will be substituted by the successor company. In the event that the successor company does not agree to assume the option or to substitute an equivalent option or right, the Compensation Committee will provide the employee with the right to exercise the option as to all of the optioned shares, including shares as to which it would not otherwise be exercisable.

TERMINATION...................   The Stock Option Plan terminates on December
                                 31, 2002. No awards will be made after December
                                 31, 2002.

STOCK OPTIONS.................   Stock options may be either nonqualified or
                                 incentive stock options. The exercise price of an incentive stock option will be determined by the Compensation Committee, but will not be less than 100% of the fair market value of the shares at the time such option is granted. Fair market value means the closing sales price of the Common Stock on the NASDAQ National Market
                                 (or other market on which our Common Stock is traded). The exercise price at which shares may be purchased upon exercise of a nonqualified stock option will also not be less than 100% of the fair market value of the shares, but the Compensation Committee has the discretion to determine the date at which or the period of time over which the fair market value of the shares subject to the option will be determined.

                                 The exercise price of a stock option may be paid in cash or previously owned stock or both.

                                 The Compensation Committee will set the term of each option, but no incentive stock option will be exercisable more than 10 years after the date such option is granted and, to the extent the aggregate fair market value of Common Stock with respect to which incentive stock options granted to a particular employee become exercisable for the first time during any calendar year exceeds $100,000, such options shall be treated as a nonqualified stock option.

AMENDMENT.....................   We may amend or terminate the Stock Option Plan
                                 at any time. However, we must obtain
                                 stockholder approval:

                                 - to increase the maximum number of shares
                                   issuable in the aggregate or to any one
                                   individual, or

                                 - if such approval is required to comply with
                                   Section 422 of the Internal Revenue Code with respect to incentive stock options or for purposes of Section 162(m) of the Internal Revenue Code.

     PLAN BENEFITS. As of the date of this Proxy Statement, we have made no awards under the Stock Option Plan. The Board's grant of a stock option to Mr. Younger, described in the previous section of this Proxy Statement, was not made under the Stock Option Plan and the number of shares of Common Stock of the Company subject to the option granted to Mr. Younger will not be counted against the limit on the number of shares to be subject to options granted under the Stock Option Plan. It is not possible at this time to determine the benefits or amounts that will be received by any particular employee or group of employees at the Company.

     LUXEMBOURG TAX CONSEQUENCES. Under Luxembourg law, the Company will pay a capital duty equal to 1% of the exercise price of all shares purchased by employees under the Stock Option Plan. As a Luxembourg holding company, the Company also pays a tax of 0.2% on its "capital," defined as the average aggregate market value of its outstanding shares of Common Stock for the year. Shares issued pursuant to the exercise of options under the Stock Option Plan will therefore increase the capital base on which this tax is assessed. The Company will not otherwise be subject to any Luxembourg tax on the grant or exercise of options granted under the Stock Option Plan, or on the disposal of shares acquired under the Plan, nor will the Company be entitled to any deduction under Luxembourg law with respect to the grant or exercise of options.

     FEDERAL INCOME TAX CONSEQUENCES. The Company is a Luxembourg holding company that conducts its container leasing business through subsidiaries of the Company. The following summarizes the United States federal income tax consequences of issuing and exercising stock options under the Stock Option Plan with respect to grants made to employees of the Company's primary United States operating subsidiary, Cronos Capital Corp. ("CCC"):

NONQUALIFIED STOCK OPTIONS....   The grant of a nonqualified stock option has no
                                 immediate federal income tax effect: the employee will not recognize taxable income and CCC will not receive a tax deduction.

                                 When the employee exercises the option, the employee will recognize ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price. CCC is required to withhold tax on the amount of income recognized. CCC will also have the right to require the employee to remit such tax to CCC. CCC will receive a tax deduction equal to the amount of income recognized by CCC's employee in respect of the options exercised.

                                 When the employee sells Common Stock acquired from exercising a nonqualified stock option, any gain or loss will be taxed as a capital gain or loss (long-term or short-term, depending on how long the shares have been held). Certain additional rules apply if the exercise price for an option is paid in shares previously owned by the employee.

INCENTIVE STOCK OPTIONS.......   When an employee is granted an incentive stock
                                 option, or when the employee exercises the option, the employee will generally not recognize taxable income (except for purposes of the alternative minimum tax) and CCC will not receive a tax deduction.

                                 If the employee holds the shares of Common
                                 Stock for at least two years from the date of grant, and one year after the date of exercise, then any gain or loss will be treated as long-term capital gain or loss. If, however, the shares are disposed of during this period, the option will be treated as a nonqualified stock option. CCC will only receive a tax deduction if the shares are disposed of during this period. The deduction will be equal to the amount of taxable income the employee recognizes.

     This is only a summary of the federal income tax consequences of the grant and exercise of options under the Stock Option Plan to employees of the Company's United States operating subsidiary, CCC. It is not a complete statement of all tax consequences. In particular, we have not discussed the income tax laws of any city, state or foreign country where a participant resides.

                                 PROPOSAL NO. 4

                APPROVAL OF NON-EMPLOYEE DIRECTORS' EQUITY PLAN

     At the annual meeting, you will be asked to approve the Company's Non-Employee Directors' Equity Plan (the "Directors' Equity Plan"), which was approved by the Board of Directors on August 4, 1999. The text of the proposed Directors' Equity Plan is included in this Proxy Statement as Appendix B.

     WE RECOMMEND THAT YOU VOTE FOR APPROVAL OF THE DIRECTORS' EQUITY PLAN.

     VOTE REQUIRED. If the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the annual meeting vote for the Company's Directors' Equity Plan, the Directors' Equity Plan will be approved.

     SUMMARY OF THE DIRECTORS' EQUITY PLAN. The following is a summary of the Directors' Equity Plan and should be read together with the full text of the plan:

PURPOSE.......................   The purpose of the Directors' Equity Plan is to
                                 attract, motivate and retain non-employee directors of outstanding ability, and to foster a greater identity of interest between our non-employee directors and our shareholders.

ELIGIBILITY...................   Only directors of the Company and of
                                 subsidiaries of the Company who are not
                                 employees of the Company or of any of our subsidiaries may participate in the Directors'
                                 Equity Plan.

TYPES OF AWARDS...............   A non-employee director will participate in the
                                 Directors' Equity Plan in two ways: by electing to receive, in lieu of the cash compensation otherwise payable to the non-employee director, an award of "director's stock units," and through the receipt of non-qualified stock options to acquire shares of Common Stock of the Company.

SHARES AVAILABLE..............   A total of 150,000 shares of Common Stock will
                                 be available for issuance under the Directors'
                                 Equity Plan, both to supply shares for the settlement of director's stock units into Common Stock of the Company and for issuance upon the exercise of director's options. We will adjust the number of shares available for issuance under the Plan if there is any merger, consolidation, recapitalization, reclassification, stock dividend, distribution of property, special cash dividend or other change in corporate structure.

DIRECTOR'S STOCK UNITS........   A director may elect to reduce all or part of
                                 the cash compensation otherwise payable for services to be rendered by him or her as a director and to receive in lieu thereof director's stock units.

                                 The number of director's stock units received by an electing non-employee director shall be equal to the compensation the non-employee director elects not to receive, multiplied by 125%, with the resultant product divided by the fair market value of the Company's Common Stock as of the date that the deferred compensation would otherwise have been payable to the non-employee director. By way of example, should a non-employee director defer $100 in compensation, where the Common Stock of the Company at the time was trading at $5, then the non-employee director would receive 25 director's stock units ($100 x 125%, divided by $5).

                                 A director's stock units vest in full on the third anniversary of the date of grant. If a director's service on the Board of Directors terminates by reason of death, disability, resignation or removal, then the director's stock units will immediately vest. Directors may defer the vesting of their directors' stock units within certain limits.

                                 We will credit director's stock units to a bookkeeping account that we maintain for each director. We will also credit a director's account with an amount equal to any dividends paid by the

                                 Company on a number of shares of Common Stock corresponding to the number of director's stock units credited to the account; credits will be in the form of additional director's stock units.

                                 As soon as practicable following vesting, we will settle director's stock units by delivering to the director the equivalent number of shares of Common Stock. Prior to settlement, directors will not have the rights of a stockholder in any shares corresponding to the director's stock units.

                                 In its sole discretion, the Board of the Company may authorize the creation of trusts, such as a "rabbi trust," or other arrangements, to meet the Company's obligations created under the Directors' Equity Plan for the issuance of director's stock units.

DIRECTOR'S OPTIONS............   A non-employee director who is initially
                                 elected at an annual or special meeting of shareholders, or appointed to the Board other than in connection with an annual meeting shall receive, as of the date of such initial election or appointment (or August 4, 1999 (the date the Directors' Equity Plan was approved by the Board), if later), director's options to purchase 15,000 shares of Common Stock.

                                 The exercise price of each director's option will be the fair market value of the Common Stock on the date of election or appointment (or August 4, 1999, if later). We define fair market value as the closing sales price of the Company's Common Stock as reported on the NASDAQ National Market (or other market on which the Common Stock trades).

                                 Director's options will vest and become
                                 exercisable over three years, with one-third of the director's options exercisable as of each of the three anniversaries following the date of grant, assuming, in each instance, that the director has continued to serve as a member of the Board until the relevant anniversary. If a director's service on the Board of Directors terminates by reason of death, disability, removal (other than for cause), or resignation within twelve months of a change in control, then the director's options will immediately vest.

                                 Director's options will generally expire on the date of the annual meeting held in the tenth calendar year following the date of grant. Upon termination of a director's service on the Board, vested director's options generally must be exercised within sixty days.

ADMINISTRATION................   The Compensation Committee of the Board of
                                 Directors will administer the Directors' Equity
                                 Plan.

AMENDMENT AND TERMINATION.....   The Board of Directors will have authority to
                                 amend or terminate the Directors' Equity Plan at any time. However, the Board of Directors may not, without your approval:

                                 - increase the number of shares available for
                                   issuance,

                                 - increase the number of director's stock units
                                   that may be issued to an electing
                                   non-employee director, or

                                 - reduce the exercise price of a director's
                                   option.

TERM..........................   Unless terminated earlier by the Board of
                                 Directors, the Directors' Equity Plan will expire at the annual meeting held in 2002.

     PLAN BENEFITS. If the Directors' Equity Plan is approved by the shareholders, then each of our outside directors will automatically receive options to purchase 15,000 shares of Common Stock of the Company, and each would be eligible to elect to receive, in lieu of cash compensation for services as a director, director's stock units. Currently, only director Maurice Taylor qualifies as a non-employee director of the Company whose term of office will continue after the 1999 annual meeting. If elected to the Board, each of Charles Tharp, Robert M. Melzer, and Stephen Nicholas Walker would also qualify as a non-employee director and be entitled to participate in the Directors' Equity Plan. In such event, the exercise price of the options granted to Messrs. Taylor and Tharp, currently outside directors sitting on the Board, would be $4.094 per share (the closing price of the Company's shares on August 4, 1999, the date the Directors' Equity Plan was approved by the Board), and the exercise price of the options granted to Messrs. Melzer and Walker would be the closing price of the Company's Common Stock as of the date of the annual meeting of shareholders.

     LUXEMBOURG TAX CONSEQUENCES. Luxembourg taxes the income earned by directors of Luxembourg holding companies for their services rendered as directors, and requires such companies to withhold a portion of the director's compensation for the payment of such taxes. Directors' compensation includes the spread between the exercise price of shares under option and the market value of the shares on date of exercise. As discussed under "Proposal No. 3, Approval of 1999 Stock Option Plan -- Luxembourg Tax Consequences" herein, Luxembourg also assesses a 1% capital duty on the exercise or subscription price of shares issued by Luxembourg holding companies and a 0.2% tax on a holding company's "capital;" shares issued pursuant to the exercise of director's options and in settlement of director's stock units will increase the capital base on which this tax is assessed.

     FEDERAL INCOME TAX CONSEQUENCES. The following is a summary of the United States federal income tax consequences of the Directors' Equity Plan with respect to directors who are residents or citizens of the United States. As the Company is a Luxembourg holding company, the taxation of the Company with respect to the grant or exercise of director's stock units and director's options under the Directors' Equity Plan is determined by Luxembourg law, not United States tax law, except to the extent that an award of director's stock units or director's options is made to a non-employee director of a U.S. subsidiary of the Company in consideration of the director's services rendered to such subsidiary as a director.

     The award of director's stock units to an outside director will have no immediate federal income tax effect: the non-employee director will not recognize taxable income as a result of the award. When the director's stock units vest and the units are settled in shares of Common Stock of the Company, then the non-employee director will recognize ordinary income in an amount equal to the fair market value of the Common Stock on the date of vesting.

     The federal income tax consequences of issuing and exercising directors' options under the Directors' Equity Plan may be summarized as follows: (i) the grant of a director's option has no immediate federal income tax effect: the director will not recognize taxable income as a result of the grant; (ii) when the director exercises the director's option, the director will recognize ordinary income, measured by the difference between the exercise price and the fair market value of the shares on the date of exercise; and (iii) when the director sells Common Stock obtained by the exercise of a stock option, any gain or loss will be taxed as a capital gain or loss (long-term or short-term, depending on how long the shares have been held).

                                 PROPOSAL NO. 5

          APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS

     For the past three years, Moore Stephens, S.a.r.I. ("Moore Stephens"), has served as the Company's independent auditors and has provided the Company with competent and valued audit and accounting services. However, the Board has selected Deloitte & Touche LLP ("Deloitte & Touche") as the Company's independent auditors for the fiscal year ending December 31, 1999. The Board has selected Deloitte & Touche in view of the global reach of the Company's business and the services that Deloitte & Touche can render to the Company, and not as the result of any disagreement or displeasure with Moore Stephens. The Company elected to replace Moore Stephens on August 13, 1999, and appointed Deloitte & Touche as its auditors, subject to shareholder approval, on August 16, 1999.

     The decision to change auditors was made by the Board of Directors of the Company. The Board has an Audit Committee of two members. At the Board meeting at which the decision was made to change auditors, the member of the Audit Committee who was present and participated in the meeting concurred in the decision to change auditors. The other member of the Audit Committee was not present at the meeting of the Board and did not participate in the decision.

     In the audit report on the Company's 1998 Consolidated Financial Statements, Moore Stephens drew attention to the fact that the Company was negotiating the refinancing of certain loans. Moore Stephens advised that these conditions raised substantial doubt that the Company would be able to continue as a going concern.

     In the audit report on the Company's 1997 Consolidated Financial Statements, Moore Stephens drew attention to the fact that the Company was negotiating the refinancing of certain loans and was not in compliance with the terms of an escrow agreement. Moore Stephens advised that this and other factors raised substantial doubt that the Company would be able to continue as a going concern.

     In addition, Moore Stephens drew attention to certain notes to the Company's 1998 and 1997 Consolidated Financial Statements relating to financing and recomposition expenses, items affecting fourth quarter results of operations, commitments and contingencies and related party transactions. Moore Stephens advised that allegations had been made which could result in the Company becoming a defendant in lawsuits alleging various financial improprieties in the operation of certain third party Austrian investment entities and their sponsoring companies.

     During the Company's two most recent fiscal years, December 31, 1998 and 1997, and the subsequent interim period preceding the Board's decision to replace Moore Stephens, there were no disagreements between Moore Stephens and the Company regarding any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which would have caused Moore Stephens to make reference to the subject matter of the disagreement in connection with its report on the Company's financial statements.

     During the Company's two most recent fiscal years, December 31, 1998 and 1997, internal controls existed to the extent that Moore Stephens was not required to advise the Company that the internal controls necessary for the Company to develop reliable financial statements did not exist. No information came to Moore Stephens' attention that led it to no longer be able to rely on management's representations, or unwilling to associate with the Company's financial statements.

     During the Company's two most recent fiscal years, December 31, 1998 and 1997, and any subsequent interim period preceding the Board's decision to replace Moore Stephens, Moore Stephens has advised the Company that there has been no need to expand the scope of its audit, or that information has come to its attention that if further investigated, would materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements; or cause Moore Stephens to be unwilling to rely on the representations of the Company's management or be associated with the Company's financial statements.

     During the Company's two most recent fiscal years, December 31, 1998 and 1997 and the subsequent period prior to the Board's decision to engage Deloitte & Touche, the Company had no consultations with Deloitte & Touche regarding the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements. No written reports or oral advice were provided to the Company that Deloitte & Touche concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue. In addition, there were no matters that were either the subject of disagreement or a reportable event.

     WE RECOMMEND THAT YOU VOTE FOR THE APPOINTMENT OF DELOITTE & TOUCHE AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE CURRENT YEAR AND TO AUTHORIZE THE BOARD OF DIRECTORS TO FIX THE COMPENSATION PAYABLE TO THE INDEPENDENT AUDITORS. In the event that ratification of the Board's selection of auditors is not approved by a majority of the shares of Common Stock voting thereon, then management will review its selection of auditors.

     Representatives of Moore Stephens, the Company's auditors for 1998, and Deloitte & Touche are expected to be present at the annual meeting and will have an opportunity to make a statement if they so desire. The representatives will also be available to respond to appropriate questions from the shareholders.

                              PROPOSAL NOS. 6 - 9

                        PROPOSALS FOR SUBMISSION TO THE
                       SHAREHOLDERS UNDER LUXEMBOURG LAW

     The Board will submit to the shareholders at the annual meeting for their consideration and approval the following matters as required by Luxembourg's Company Law:

     6. A proposal to approve the reports of the Company's independent auditors and Board of Directors on the Company's financial statements for the year ended December 31, 1998;

     7. A proposal to approve the Company's consolidated and unconsolidated financial statements for the year ended December 31, 1998;

     8. A proposal to discharge the following directors of the Company from the execution of their mandate as directors for the year ended December 31, 1998:

       [To be supplied]

     9. A proposal to approve the allocation of the profit/loss reported by the Company for the year ended December 31, 1998.

     WE RECOMMEND THAT YOU VOTE FOR APPROVAL OF EACH OF THE FOREGOING FOUR PROPOSALS.

     There accompanies this Proxy Statement the Company's annual report for 1998, which includes the Company's consolidated financial statements and its auditor's report thereon for the year ended December 31, 1998. We are separately including with this Proxy Statement the Company's financial statements and its auditor's report thereon for the year ended December 31, 1998, on an unconsolidated basis.

     The proposal to release from their mandate the directors of the Company listed above who served as such at any time during the 1998 calendar year is valid only if the Company's balance sheet at December 31, 1998, contains no omission or false information concealing the true situation of the Company, and, with regard to any acts carried out which fall outside the scope of the Company's Articles of Incorporation, only if such matters have been specifically indicated in the notice of meeting. The Board is not aware of any such ground for the invalidity of the discharge of directors requested herein.

                      COMMITTEES OF THE BOARD OF DIRECTORS

     The Board has established Audit, Compensation, and Special Litigation Committees. No director attended fewer than 75% of the aggregate number of meetings of the Board and of the committee(s) on which he served while he was in office.

     The Audit Committee consists of Directors Nedelmann and Taylor. The Audit Committee has general oversight responsibility with respect to the Company's financial reporting, reviews the results and scope of the audit and other services provided by the Company's independent auditors, and is responsible for recommending to the Board the appointment of the Company's independent auditors.

     The Compensation Committee is comprised of Messrs. Tharp, Nedelmann, and Taylor. The Compensation Committee is responsible for establishing and supervising the compensation and benefit plans for the officers and key employees of the Company.

     The Special Litigation Committee is comprised of Messrs. Taylor, Tietz, and Tharp. This Committee has been established to review transactions between the Company and present and former management to determine if management engaged in any misfeasance or improper self dealing. The Committee is also responsible for supervising the Company's efforts to recover the indebtedness owed to the Company by its former Chairman, Stefan M. Palatin. The Special Litigation Committee anticipates completing its investigation by the end of 1999.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following tables provide information as to compensation for services of the executive officers of the Company and of its operating subsidiaries who had the highest combination of salary and bonus in 1998.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                                                        COMPENSATION AWARDS
                                                                  --------------------------------
                                                                            SECURITIES
                                       ANNUAL COMPENSATION        OTHER     UNDERLYING      ALL
                                    --------------------------    ANNUAL     OPTIONS/      OTHER
        NAME AND PRINCIPAL                  SALARY      BONUS     COMP.        SARS       COMP.(1)
             POSITION               YEAR      ($)        ($)       ($)         ($)          ($)
        ------------------          ----    -------    -------    ------    ----------    --------
CURRENT OFFICERS:
Dennis J. Tietz(2)................  1998    237,824     71,435    27,790     300,000       5,000
  Chief Executive Officer.........  1997    232,250     59,774     7,220          --       5,000
                                    1996    246,324     79,873     9,308          --       5,000
Peter J. Younger(3)...............  1998    205,352     61,443    10,614          --          --
  Chief Financial Officer.........  1997    177,963     43,290     9,688          --          --
                                    1996    124,233    105,693     8,919          --          --

---------------
(1) This column represents retirement plan contributions made by the Company on behalf of the named officer.

(2) Mr. Tietz was elected Chief Executive Officer of the Company on December 11, 1998, and Chairman of the Board on March 30, 1999. The compensation reflected in the table for Mr. Tietz prior to his election as Chief Executive Officer represents his compensation as President of Cronos Capital Corp., a subsidiary of the Company.

(3) Mr. Younger was elected Chief Financial Officer of the Company in March 1997. The compensation in the table for Mr. Younger for periods prior to his election as Chief Financial Officer represents his compensation as Vice President and Controller of the Company.

                                                                                 LONG-TERM
                                                                            COMPENSATION AWARDS
                                           ANNUAL COMPENSATION             ----------------------
                                   ------------------------------------    SECURITIES
                                                                 OTHER     UNDERLYING      ALL
                                                                 ANNUAL     OPTIONS/      OTHER
                                           SALARY      BONUS     COMP.        SARS       COMP.(1)
   NAME AND PRINCIPAL POSITION     YEAR      ($)        ($)       ($)         ($)          ($)
   ---------------------------     ----    -------    -------    ------    ----------    --------
FORMER OFFICERS:
Rudolf J. Weissenberger(2).......  1998    330,821         --     9,805          --           --
  Former Chief                     1997         --         --        --          --           --
  Executive Officer                1996         --         --        --          --           --
Stefan M. Palatin(3).............  1998    237,500     74,944    10,585          --           --
  Former Chief                     1997    353,075     90,866    19,694          --           --
  Executive Officer                1996    342,786    300,709    18,687          --           --
Eivind A. Eriksen(4).............  1998    290,818     87,038    18,003          --           --
  Former Chief                     1997    278,443     67,291    18,141          --           --
  Operating Officer                1996    223,881    124,921    16,895          --           --
Stephen J. Brocato(5)............  1998    265,168     73,644    12,067          --           --
  Former President of              1997    184,414     44,854    15,288          --           --
  Cronos Containers Limited        1996    119,975    103,433    14,319          --           --

---------------
(1) This column represents retirement plan contributions made by the Company on behalf of the named officer.

(2) Mr. Weissenberger served as acting Chief Executive Officer of the Company from May 20, 1998 until December 11, 1998, when he resigned.

(3) Mr. Palatin served as Chief Executive Officer of the Company through June 8, 1998.

(4) Mr. Eriksen served as Chief Operating Officer of the Company from August 14, 1995 to December 31, 1998, when he resigned.

(5) Mr. Brocato served as President of Cronos Containers Limited, an operating subsidiary of the Company, from June 1, 1997 until March 31, 1999, when he resigned.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                     OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                -------------------------------------------------------------------------------
                                                  INDIVIDUAL GRANTS
                                ------------------------------------------------------    POTENTIAL REALIZABLE
                                                % OF TOTAL                                 VALUE AND ASSESSED
                                 NUMBER OF     OPTIONS/SARS                              ANNUAL RATES OF STOCK
                                 SECURITIES     GRANTED TO                               PRICE APPRECIATION FOR
                                 UNDERLYING     EMPLOYEES     EXERCISE OR                     OPTION TERM
                                OPTIONS/SARS    IN FISCAL     BASE PRICE    EXPIRATION   ----------------------
             NAME                GRANTED(#)        YEAR        ($/SHARE)       DATE        5%($)       10%($)
             ----               ------------   ------------   -----------   ----------   ---------    ---------
Dennis J. Tietz...............    300,000          100%          4.375        12/08       131,250      262,500
Peter J. Younger..............         --           --              --           --            --           --
Rudolph J. Weissenberger......         --           --              --           --            --           --
Stefan M. Palatin.............         --           --              --           --            --           --
Eivind A. Eriksen.............         --           --              --           --            --           --
Stephen J. Brocato............         --           --              --           --            --           --

     The option granted to Mr. Tietz to purchase 300,000 shares of Common Stock of the Company was granted to him at the time he was hired by the Board as Chief Executive Officer, on December 11, 1998. The option grants Mr. Tietz the right to purchase up to 300,000 shares of the Company's Common Stock at an exercise price of $4.375 per share, the closing price of the Common Stock of the Company on December 11th. The term of Mr. Tietz' option is ten years, and may be exercised, in whole or in part, at any time from the date of grant (subject to modification as described below). Payment for the shares under option is to be by cash, the surrender of shares of Company Common Stock already owned by Mr. Tietz (valued at their fair market value on the date of surrender), or an alternate form of payment as may be approved by the Compensation Committee. The number and price of the shares subject to option will be adjusted in the event of any stock split, declaration of a stock dividend, or like changes in the capital stock of the Company. The option is not transferable other than by will or the laws of descent and distribution. Mr. Tietz has no rights as a shareholder of the Company until such time as he purchases shares under the option.

     Mr. Tietz has agreed with the Board of Directors of the Company to an amendment to his stock option, conditional upon the shareholders' approval of the option grant to Mr. Younger (see Proposal No. 2 herein), whereby the stock option granted to Mr. Tietz will vest over three years from the date of grant (December 11, 1998) with the same vesting schedule, and subject to the same events of acceleration, as are set forth in Mr. Younger's option agreement. See the discussion of these terms under Proposal No. 2 herein.

     The last two columns of the table above, the potential realizable value of Mr. Tietz' stock option grant, has been calculated under the assumption that the market price of the Company's Common Stock will appreciate in value from the date of grant to the end of the term of Mr. Tietz' option (December 10, 2008) at either 5% per annum or 10% per annum. The actual value, if any, realized by Mr. Tietz on the exercise of his option will depend on the excess of the fair market value of the Company's Common Stock over the exercise price on the date the option is exercised, and may be substantially different from the figures assumed for purposes of preparing the table.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                  NUMBER OF                     VALUE OF
                                                            SECURITIES UNDERLYING              UNEXERCISED
                                    SHARES                       UNEXERCISED                  IN-THE-MONEY
                                   ACQUIRED                  AT FISCAL YEAR-END            AT FISCAL YEAR-END
                                      ON       VALUE     ---------------------------   ---------------------------
              NAME                 EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
              ----                 --------   --------   -----------   -------------   -----------   -------------
Dennis J. Tietz..................     --         --        321,600          --             --             --
Peter J. Younger.................     --         --         10,800          --             --             --
Rudolf J. Weissenberger..........     --         --             --          --             --             --
Stefan M. Palatin................     --         --             --          --             --             --
Eivind A. Eriksen................     --         --             --          --             --             --
Stephen J. Brocato...............     --         --         10,800          --             --             --

A. COMPENSATION OF DIRECTORS.

     Each outside director received an annual fee of $25,000 for services as a director during 1998 and $6,000 for each board meeting attended ($1,000 for attendance by conference telephone). All directors receive reimbursement for travel and other expenses directly related to their activities as directors. The Board has revised the fees payable to outside directors for attendance at meetings to $3,000 per meeting ($1,000 for participation by conference telephone). Outside directors will also receive $1,500 per calendar quarter for serving on a committee of the Board (but in no event will payment be made for participating on more than two committees of the Board). These revisions will be effective from and after the annual meeting of shareholders.

B. EMPLOYMENT AGREEMENTS

     CURRENT OFFICERS. Both Messrs. Tietz and Younger entered into Employment Agreements with the Company in 1998. Mr. Younger's Employment Agreement has been revised, effective August 4, 1999. The following are summaries of each Employment Agreement, as currently in effect.

     Dennis J. Tietz. The Company and Mr. Tietz entered into an Employment Agreement, effective December 11, 1998 (the "Agreement"). The initial term of the Agreement is until December 31, 2000. The Company may elect to renew the term for additional one-year terms, subject to the agreement of Mr. Tietz. The Company may at any time discharge Mr. Tietz from active service, without advance notice, by providing a notice of termination. Mr. Tietz may terminate the Agreement at any time upon the occurrence of certain events, such as a change in his duties or position. The Company will pay Mr. Tietz a base salary ("Base Salary") of $235,000 a year, increased, effective as of January 1, 1999, to $300,000 a year, payable in monthly installments. The Base Salary may be increased in the discretion of the Board of Directors. In any event, Mr. Tietz' Base Salary for the year 2000 and for each year thereafter shall be increased by a minimum amount equal to the increase in the consumer price index.

     Mr. Tietz will receive bonus compensation at such times, and in such amounts, as the Board of Directors may determine. In view of Mr. Tietz' role in the continued management of the U.S. container limited partnerships sponsored by Cronos Capital Corp., a subsidiary of the company (Mr. Tietz remains President of CCC), Mr. Tietz is also entitled under the Agreement to receive from CCC three per cent of the fees and distributions payable by the partnerships to CCC. Mr. Tietz is entitled to participate in any future share option plans or award of options or restricted shares, as may be implemented by the Company, including, if approved by the shareholders at the annual meeting, the 1999 Stock Option Plan. Mr. Tietz receives additional benefits, including an automobile.

     If, at any time, Mr. Tietz' employment is terminated for an event or events as defined in the Agreement, then Mr. Tietz will be entitled to a severance payment (the "Severance Payment") from the Company. (The event or events as defined in the Agreement are as follows: (a) the Company terminates Mr. Tietz' employment without "Cause", (b) Mr. Tietz terminates his employment with the Company "For Good Reason," and (c) Mr. Tietz resigns following a "Change of Control"). The Severance Payment will be made in lump sum within thirty days of Mr. Tietz' last day of active service. It will comprise all accrued obligations plus the sum of annual salary and a bonus amount multiplied by a fraction (the numerator of which is number of days remaining to the expiration of the Tietz Employment Agreement from the last day of paid active service and the denominator of which is 365) plus a lump sum that represents a pro-rated annual bonus for the year of termination. In addition, all options and restricted stock that were granted before the date of termination but have not yet vested shall vest upon Mr. Tietz' final day of active service and all such options and also options that previously vested shall remain exercisable in accordance with the terms, if any, for retirees of the relevant option plan.

     The Company also granted Mr. Tietz a stock option to acquire 300,000 shares of the Company's Common Stock, at an exercise price of $4.375 per share. For a description of this stock option, see "Compensation of Executive Officers -- Option Grants In Last Fiscal Year" herein.

     Peter J. Younger. The Company and Mr. Younger entered into an Employment Agreement in 1998. At the request of the Board, and for the purpose of conforming the general provisions of his Employment Agreement with those of Mr. Tietz, the Company and Mr. Younger entered into a Revised Employment Agreement as of August 4, 1999 (referred to hereinafter as the "Agreement"). The initial term of the Agreement is from January 1, 1999 through December 31, 2000. The Company may elect to renew the term for additional one-year terms, subject to the agreement of Mr. Younger. The Company may, at any time, discharge Mr. Younger from active service, without advance notice, by providing a notice of termination. Mr. Younger may terminate the agreement, at any time, upon the occurrence of certain events, such as a change in his duties or position. The Company will pay Mr. Younger a Base Salary ("Base Salary") of $250,000 a year, payable in monthly installments. The Base Salary may be increased in the discretion of the Board of Directors. In any event, Mr. Younger's Base Salary for the year 2000 and for each year thereafter shall be increased by a minimum amount equal to the increase in the Consumer Price Index.

     Mr. Younger will receive bonus compensation at such times, and at amounts, as the Board of Directors may determine. Mr. Younger is entitled to participate in any future share option plans or award of options or restricted shares, as may be implemented by the Company, including, if approved by the shareholders at the annual meeting, the 1999 Stock Option Plan.

     Mr. Younger receives additional benefits, including a "tax equalization" reimbursement to compensate him for any increased taxes he pays on his employment income while residing in Great Britain from that that would otherwise be paid by him as a resident of the State of California. Mr. Younger is also entitled to reimbursement for his and his family's moving expenses upon his return to the United States.

     If, at any time, Mr. Younger's employment is terminated for an event or events as defined in the Agreement, then Mr. Younger shall be entitled to a "severance payment" calculated utilizing the same formula as applies to Mr. Tietz, described above.

     The Company has also granted Mr. Younger a stock option to acquire 200,000 shares of the Company's Common Stock, at an exercise price of $4.375 per share, conditional upon shareholder approval. For a description of this stock option, see "Proposal No. 2, Approval of Grant of Stock Option to Executive Officer" herein.

     FORMER OFFICERS. The following summarizes the compensation paid or payable by the Company to former officers of the Company who resigned in 1998.

     Rudolf J. Weissenberger. The Company entered into an agreement on May 20, 1998 with Admico S.A. ("Admico"), a Swiss entity in which Mr. Weissenberger is a majority shareholder, regarding the appointment of Mr. Weissenberger as interim Chief Executive Officer. The agreement continued until December 11, 1998 when Mr. Weissenberger resigned as Chief Executive Officer. Under the agreement with Admico, the Company paid a monthly fee for Mr. Weissenberger's services as Chief Executive Officer, plus reimbursement of his travel and related expenses. For 1998, the total payments made by the Company to Admico were $330,821. A final payment of $40,000 was made to Admico in January 1999.

     Stefan M. Palatin. Mr. Palatin, the former Chief Executive Officer and Chairman of the Board of the Company, was paid under his employment agreement a base salary, periodic bonuses, and reimbursement of expenses. For 1998, Mr. Palatin was paid compensation as set forth in the "Summary of Compensation" table above. The Board of Directors removed Mr. Palatin as Chief Executive Officer of the Company on June 8, 1998, and Mr. Palatin resigned as Chairman of the Board on July 6, 1998. The Company is withholding the payment of approximately U.S. $240,000 in compensation claimed by Mr. Palatin pending the outcome of the Special Litigation Committee's investigation, as described under "Certain Relationships and Related Transactions" below.

     Eivind A. Eriksen. Mr. Eriksen served as Chief Operating Officer of the Company from August 14, 1995 through December 31, 1998, when he resigned. To terminate Mr. Eriksen's employment agreement and obtain a release of all further obligations to him, the Company agreed pay to Mr. Eriksen $596,779, $366,779 of which has been paid, with the balance ($230,000) payable by the end of 1999.

     Stephen J. Brocato. From June 1, 1997 through March 31, 1999, Mr. Brocato served as President of Cronos Containers Limited ("CCL"), a United Kingdom corporation and one of the Company's primary operating subsidiaries. To terminate his employment agreement, the Company paid Mr. Brocato L160,000 (U.S. $256,000).

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

A. EIVIND A. ERIKSEN

     During 1998, an ocean carrier in which Mr. Eriksen, a former Director and Chief Operating Officer of the Company, was a non-executive director, ceased doing business. On December 31, 1998, the Company included, in its allowance for doubtful accounts, $553,000 of the $1,153,000 due from the ocean carrier to the Company. The Company expects to receive, through insurance proceeds, the amount owed by the ocean carrier to the Company less the allowance taken.

B. AXEL FRIEDBERG

     Dr. Friedberg, a former outside director of the Company, received $150,000 in legal fees from the Company during 1998. Dr. Friedberg has submitted to the Company a statement for the balance due for legal services rendered to the Company from November 30, 1997 through December 31, 1998, in the amount of U.S. $100,000, which is currently being reviewed by the Special Litigation Committee.

C. STEFAN M. PALATIN

     Stefan M. Palatin is the former Chairman of the Board and Chief Executive Officer of the Company. He was terminated as Chief Executive Officer of the Company on June 8, 1998, and resigned as Chairman of the Board on July 6, 1998. Based upon the Form 3 Report filed with the SEC on his behalf in April 1999, and other information available to the Company, the Company believes that Mr. Palatin currently is the beneficial owner of approximately 20% of the Company's issued and outstanding Common Stock. As disclosed in previous reports to the shareholders, Mr. Palatin is indebted to the Company under two promissory notes (the "Palatin Notes") he executed in favor of a subsidiary of the Company, in the principal amounts of $5,900,000 and $3,700,000 respectively. The Palatin Notes bear interest at 9% per annum and matured on December 31, 1997, and October 31, 1997, respectively. Mr. Palatin has made no payments of principal or interest under the Palatin Notes, and as of December 31, 1998, the aggregate of the principal and accrued but unpaid interest due on the two Notes was $11,096,000.

     The Palatin Notes were assigned by the Company to certain of its lenders as partial security for loans that aggregated, at December 31, 1998, $33,110,000, together with a pledge of 2,030,303 shares of Common Stock of the Company purportedly owned by Mr. Palatin. In 1998, Mr. Weissenberger claimed ownership of 566,667 of the pledged shares. With the consent of the lenders and the Company, these shares were re-assigned to Mr. Weissenberger on March 24, 1999, thus leaving 1,463,636 shares of the Company's Common Stock pledged to the lenders. The banks sold these shares on June 21, 1999 for net proceeds of $5,279,000, which were used to reduce the Company's indebtedness to the banks and Mr. Palatin's indebtedness to the Company. Accordingly, as of June 30, 1999, the balance of the principal and accrued but unpaid interest due the Company under the Palatin Notes aggregated $6,208,000.

     With the payment of the Company's short term indebtedness through the establishment of a new credit facility on August 2, 1999, the Company has received from its former lenders a re-assignment of the Palatin Notes. The Company is currently exploring its options for collecting the balances due under the Palatin Notes.

D. CONTRIN HOLDING S.A.

     Since 1983, a subsidiary of the Company has managed containers for Austrian investment entities sponsored by companies owned by Contrin Holding S.A., a Luxembourg holding company ("Contrin"), and for Contrin itself.

     Contrin has alleged that funds may have been remitted to the Company which were not deposited in a Company bank account and are not reflected in the Company's accounting records. Specifically, it is alleged that Mr. Palatin acknowledged receipt of funds in the amount of $2,600,000 during the year ended December 31, 1995, yet it appears that these funds were received into a non-Company bank account. Prior to the making of these allegations, the Company's current management had not been aware of the receipt of the $2,600,000, nor was it aware of Mr. Palatin's acknowledgement. The Company has determined that a $400,000 distribution to third party investors was paid by the Company in December 1994 into the same bank account into which the $2,600,000 was apparently deposited. The Company is negotiating with Contrin with a view to settling this dispute and related matters. The Company is unable to predict the outcome of these negotiations.

     Contrin investors have also made claims with respect to alleged transactions between third parties and companies alleged to be connected to Mr. Palatin, involving the purchase and sale of containers in a manner designed to secure a tax mitigation advantage to those third parties. It is alleged that sums remain owing to the third parties by one or more of these companies in connection with the pre-arranged trading in containers. Current management of the Company believes that the Company was not involved in these transactions, that the Company had no access to the records of the alleged transactions and, so far as the Company has managed the containers, the Company has acted in accordance with instructions from authorized representatives of the third parties.

     The Special Litigation Committee of the Board is currently investigating transactions between the Company and Mr. Palatin and entities, including Contrin, that may be related to Mr. Palatin. The Committee anticipates completing its investigation by the end of 1999. It has been granted the authority by the Board to pursue, on behalf of the Company, appropriate remedies in the event that it concludes that one or more present or former officers or directors of the Company engaged in misconduct or improper self-dealing that has damaged the Company.

     The following report and the performance graph on page 23 do not constitute soliciting materials and are not considered filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

                          BOARD COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     Since the last meeting of shareholders held on October 29, 1998, three of the five directors who comprised the Board at that time, and all three of the executive officers identified in last year's proxy statement, have resigned. In light of the changeover in the senior management ranks of the Company, the Compensation Committee of the Board has focussed its attention over the past year on attracting and retaining executives who will guide the Company through the challenges it confronts. To accomplish this objective, the compensation philosophy of the Committee has been to provide base income to the Company's senior executives at a level competitive in the market and to devise incentive programs to motivate extraordinary efforts by the management of the Company to meet the challenges confronting the Company.

     Mr. Tietz was appointed by the Board as Chief Executive Officer of the Company on December 11, 1998 (the Board then consisted of Messrs. Weissenberger, Friedberg, Nedelmann, and Taylor). The Board appointed Mr. Tietz because of his familiarity with the Company (Mr. Tietz has served as President of the Company's San Francisco based subsidiary, Cronos Capital Corp., since 1992), his extensive knowledge of the container leasing business, and his extensive contacts with the U.S. brokerage industry as a result of CCC's sponsorship of limited partnerships that have raised over $475,000,000 in public offerings. The objectives of the Compensation Committee and the Board in negotiating Mr. Tietz's compensation package, which is described under "Employment Agreements" above, was to attract an executive of proven competence, experience, and integrity, and to provide Mr. Tietz with incentive compensation so as to motivate him to lead the Company's return to profitability and stability.

     The other personnel objective of the Compensation Committee since last year's meeting was to retain Mr. Younger as Chief Financial Officer of the Company, because of his familiarity with the operations of the Company and its finances and his role in supervising the refinancing of the Company's indebtedness. To retain Mr. Younger, the Committee has approved modifications to his employment and compensation package, described under "Employment Agreements" above, to increase his base compensation to $250,000 per year, and to grant to him an option (subject to shareholder approval) to purchase 200,000 shares of Common Stock.

     To enable the Company to attract and retain competent and experienced officers as it strives to return to profitability, the Compensation Committee has approved, and is submitting to the shareholders for their approval at the annual meeting, the 1999 Stock Option Plan. In addition, to provide present and future outside directors of the Company an incentive to spend the time and effort supervising the Company's return to profitability, and to more closely align their interests with those of the shareholders, the Compensation Committee and the Board have adopted and are submitting for the approval of the shareholders the Non-Employee Directors' Equity Plan.

     In proposing these plans and in its consideration of the compensation and benefits to be provided to officers and key employees of the Company, the Compensation Committee intends to establish compensation levels that are comparable to those of the Company's competitors, and sufficient to attract and retain experienced container leasing professionals.

     While the Committee will take into account the possible tax consequences to the Company of the compensation programs it develops, including the tax deductibility by the Company of the compensation it pays to its executives and key employees, the Committee believes that tax consequences should be secondary to the overall objectives of the Committee's compensation programs.

     The Company currently has in place its management equity investment plan ("MEIP"). The MEIP is currently inactive and no further grants will be made thereunder if the 1999 Stock Option Plan is approved by the shareholders at the annual meeting. As of July 31, 1999, options to acquire 118,800 shares of Common Stock of the Company were outstanding under the MEIP and held by 15 employees of the Company. Under the MEIP, participants are required to pay for their options, and the 15 employees of the Company holding outstanding options under the MEIP have paid, in the aggregate, $92,138 to the Company. Because the exercise prices of the options granted under the MEIP are currently far in excess of the current market value of the Common Stock of the Company (the exercise prices ranging from $14.30 per share to $18.20 per share), the Committee intends to review the MEIP with a view to preserving responsible incentives for those employees who have paid monies for their options. Any such amendment that would reduce the exercise price of the options granted thereunder would be submitted to the shareholders for their approval before being implemented.

                                          Respectfully submitted,

                                          Charles Tharp, Chairman
                                          Ernst-Otto Nedelmann
                                          Maurice Taylor

                               PERFORMANCE GRAPH

     The graph below compares cumulative stockholder returns for the Company as compared with the S&P 500 Stock Index ("S&P 500") and the Dow Jones Transportation Index ("Dow Index"). The graph assumes the investment of $100 at the end of 1995 and the investment of all dividends.

     The graph covers the period of time beginning December 8, 1995, when the Company's Common Stock was first traded on NASDAQ (Symbol "CRNS"), through December 31, 1998.

                COMPARISON OF 43 MONTH CUMULATIVE TOTAL RETURN*
                  AMONG THE CRONOS GROUP, THE S & P 500 INDEX
                 AND THE DOW JONES TRANSPORTATION AVERAGE INDEX

                                                    THE CRONOS GROUP                S & P 500                   DOW JONES
                                                    ----------------                ---------                TRANSPORTATION
                                                                                                                 AVERAGE
                                                                                                             --------------
12/8/95                                                  100.00                      100.00                      100.00
12/95                                                    118.00                      100.00                       96.00
12/96                                                     70.00                      123.00                      110.00
12/97                                                     50.00                      164.00                      163.00
12/98                                                     64.00                      210.00                      169.00

* $100 INVESTED ON 12/8/95 IN STOCK OR INDEX
  INCLUDING REINVESTMENT OF DIVIDENDS,
  FISCAL YEAR ENDING DECEMBER 31.

                           BENEFICIAL STOCK OWNERSHIP

     The following table sets forth information as of July 31, 1999, concerning beneficial ownership of the Company Common Stock by:

     - Each person who we know beneficially owns more than 5% of the Common
       Stock;

     - Each director;

     - Each current executive officer named in the Summary Compensation Table on page 15; and

     - The directors and executive officers as a group.

                              BENEFICIAL OWNERSHIP

                                                                    NUMBER           PERCENT
                                                                  OF SHARES         OF SHARES
                            NAME                              BENEFICIALLY OWNED   OUTSTANDING
                            ----                              ------------------   ------------
Stefan M. Palatin(1)........................................      1,793,798                19.6%
Blavin Parties(2)...........................................      1,579,136                17.2%
Central Wechsel -- und Creditbank AG(3).....................      1,075,000                11.7%
Waveland Parties(4).........................................      1,039,500                11.4%
Rudolf Weissenberger(5).....................................        578,667                 6.3%
Dennis J. Tietz(6)..........................................        321,600                 3.5%
Peter J. Younger(7).........................................         10,800         Less than 1%
Ernst-Otto Nedelmann........................................             --                  --
Charles Tharp...............................................             --                  --
Maurice Taylor..............................................             --                  --
All directors and executive officers as a group (5
  persons)..................................................        332,400                 3.6%

---------------
(1) According to the Form 3, dated April 16, 1999, of Hans-Ulrich Ming, individually and as trustee for the benefit of Stefan M. Palatin, these shares are held of record by Klamath Enterprises S.A. ("Klamath"), a Panamanian company of which Mr. Palatin is known to be a beneficial owner.

(2) According to the Schedule 13G, dated July 2, 1999, of Blavin & Company, Inc. and Paul W. Blavin, as principal for Blavin & Company, Inc., these shares are held of record by PWB Value Partners, L.P. and advisory clients of Blavin & Company, Inc.

(3) According to the Schedule 13D Amendment No. 1, dated March 10, 1998, of Central Wechsel -- und Creditbank AG, these shares were held of record by Enavest Holding S.A. ("Enavest"), a Panamanian company of which Stefan M. Palatin is believed to be the beneficial owner. However, pursuant to the terms of a pledge agreement between Central Wechsel -- und Creditbank AG and Enavest following the default of the repayment of a loan by Enavest, these shares are held of record by Central Wechsel -- und Creditbank AG.

(4) According to their Schedule 13D Amendment No. 2, dated July 8, 1999, these shares are held of record by Waveland Partners, L.P., Waveland Capital Management, L.P., Clincher Capital Corporation, Waveland Capital Management, LLC, Waveland Partners, Ltd., and Waveland International, Ltd.

(5) According to his Form 3, dated December 21, 1998, Mr. Weissenberger is the record holder of 12,000 shares and indirectly holds 566,667 shares by Lambert Business Inc.

(6) Mr. Tietz may purchase 21,600 shares by exercising outstanding options before November 24, 2001, and may purchase an additional 300,000 shares by exercising outstanding options on or before December 10, 2008.

(7) Mr. Younger may purchase 10,800 shares by exercising outstanding options on or before November 24, 2001.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING REQUIREMENT

     Our directors and executive officers must file reports with the SEC indicating the number of shares of the Company's Common Stock they beneficially own and any changes in their beneficial ownership. Copies of these reports must be provided to us. Based solely on written representations from the Company's directors and executive officers and a review of the copies of beneficial ownership reports furnished to the Company, the Company believes that all of the directors, executive officers and 10% shareholders of the Company complied with such reporting requirements during the last fiscal year, except Messrs. Weissenberger, Nedelmann and Palatin who each filed a late initial statement on Form 3 and Mr. Tietz who filed a late Form 4 reporting the grant of a stock option.

                                 OTHER MATTERS

     The proxy holders are authorized to vote, in their discretion, upon any other business that comes before the annual meeting and any adjournment of the meeting. The Board knows of no other matters which will be presented to the meeting.

                 SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     Without prejudice to the statutory rights granted under Luxembourg law to shareholders who alone or in aggregation with other shareholders control 20% of the shares of Common Stock of the Company, proposals of shareholders intended to be presented at the 2000 annual meeting of shareholders must, in addition to satisfying the other requirements of the Securities and Exchange Commission's rules and regulations, be received by the Company at its principal executive
offices on or before           2000 [calculate 120 calendar days before the date
of release of this Proxy Statement to shareholders] in order to be considered for inclusion in the Company's 2000 Proxy Statement.

                               OTHER INFORMATION

     Shareholders are invited to visit the Company's internet website at http://www.cronos.com for real-time information throughout the year about the Company and links to Edgar filings of the Company.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          DENNIS J. TIETZ
                                          Chairman of the Board and
                                          Chief Executive Officer

Luxembourg
          , 1999

                                                                      APPENDIX A

                                THE CRONOS GROUP
                             1999 STOCK OPTION PLAN

                                THE CRONOS GROUP

                             1999 STOCK OPTION PLAN

1. PURPOSE

     (a) The purpose of The Cronos Group 1999 Stock Option Plan (the "Plan") is to advance the interests of The Cronos Group (the "Company") by providing key officers and employees of the Company and of subsidiaries of the Company with a proprietary interest in the Company and by aligning the interests of such officers and employees with the long-term interests of the stockholders of the Company.

     (b) The Plan replaces The Cronos Group Management Equity Investment Plan (the "Predecessor Plan"). From and after the effective date of the Plan as provided in Section 12 below, no further awards shall be made under the Predecessor Plan.

2. ADMINISTRATION

     (a) The Plan shall be administered by the Compensation Committee (the "Committee") of the Company's Board of Directors (the "Board"). Except for the terms and conditions explicitly set forth in the Plan, the Committee shall have the authority, in its sole discretion, to determine all matters relating to options (hereafter, "Options") granted under the Plan, including selection of the individuals to be granted Options, the type of Options granted, the number of the Company's common shares ("Shares"), $2 par value per share (the "Common Stock") subject to an Option, all terms, conditions, restrictions and limitations, if any, of an Option, and the terms of any option agreement or notice. The Plan shall be administered with a view to qualifying the grant of options under the Plan for the exemptive provisions of Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (b) All decisions made by the Committee pursuant to the provisions of the Plan and all determinations made by the Committee pursuant to such provisions and related resolutions of the Board shall be final and conclusive.

3. ELIGIBILITY

     (a) Options may be granted under the Plan to those officers and employees of the Company as the Committee from time to time selects. Individuals who are not employees of the Company may not be granted Incentive Stock Options (as defined in Section 6 hereof). For purposes of this Section 3, the "Company," with respect to all Options under the Plan, other than Incentive Stock Options, includes any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee. With respect to Incentive Stock Options, the "Company" includes any subsidiary of the Company in accordance with Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     (b) Each grant of an option pursuant to the Plan shall be evidenced by a stock option agreement ("Option Agreement") executed by the officer or employee to whom the option is granted and the Company (as defined in subsection (a) above) that is the employer of the officer or employee. Each Option Agreement shall incorporate such terms and conditions as the Committee, in its discretion, deems consistent with the terms of the Plan.

4. SHARES SUBJECT TO THE PLAN

     (a) The stock offered under the Plan shall be Shares of Common Stock and may be unissued Shares or Shares now held or subsequently acquired by the Company as treasury Shares, as the Board may from time to time determine. Subject to adjustment as provided herein, the aggregate number of Shares that may be issued under the Plan shall not exceed Five Hundred Thousand (500,000). The aggregate number of Shares that may be covered by Options granted to any one individual during the term of the Plan shall not exceed One Hundred Thousand (100,000).

     (b) Any Shares subject to an Option granted under the Plan that are not purchased thereunder shall again be available for the granting of Options under the Plan.

5. ADJUSTMENT OF SHARES AVAILABLE

     The aggregate numbers of Shares available for Options under the Plan, the maximum number of Shares that may be subject to Options granted under the Plan to any individual under the Plan, and the exercise price per Share (but not the total price) for Options outstanding under the Plan shall all be proportionately adjusted for any increase or decrease in the number of issued Shares of Common Stock resulting from any split-up, combination or exchange of Shares, consolidation, spin-off or recapitalization of Shares or any like capital adjustment or the payment of any stock dividend.

6. GRANT OF OPTIONS

     (a) The Committee may grant two types of Options to participants in the
Plan: Incentive Stock Options and Nonqualified Stock Options (as said terms are defined in subsection (b) below). The Committee may grant one or both types of Options to a participant (referred to hereinafter as an "Optionee") in the Plan.

     (b) The Committee may grant Options, designated as "Incentive Stock Options," which comply with the provisions of Section 422 of the Code or any successor statutory provision, or "Nonqualified Stock Options." Nonqualified Stock Option Agreements between the Company and Optionees shall state that the Option is not intended to be an Incentive Stock Option. The price at which Shares may be purchased upon exercise of an Incentive Stock Option shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of such Shares at the time such Option is granted. For purposes of the Plan, "Fair Market Value" as to a particular day equals the closing sales price of the Common Stock on the NASDAQ National Market as reported for such day (or, if there were no sales on such day, the average of the highest and the lowest quoted selling prices on said market for the preceding business day on which sales of Common Stock did occur) as reported in The Wall Street Journal or such other source as the Committee deems reliable. The exercise price at which Shares may be purchased upon exercise of a Nonqualified Stock Option shall not be less than 100% of the Fair Market Value of such Shares, but the Committee shall have the discretion to determine the date as of which or the period of time over which the Fair Market Value of such Shares shall be determined. The Committee shall set the term of each Option, but no Incentive Stock Option shall be exercisable more than 10 years after the date such Option is granted and, to the extent the aggregate Fair Market Value (determined as of the date the Option is granted) of Common Stock with respect to which Incentive Stock Options granted to a particular Optionee become exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds $100,000 (or such corresponding amount as may be set by the Code), such Options shall be treated as a Nonqualified Stock Option.

     (c) No Incentive Stock Option shall be granted to an Optionee who owns of record, or is known by the Company to own beneficially, more than 10% of the total combined voting power of all classes of stock of the Company.

7. OPTION EXERCISE

     (a) No Option shall be exercisable unless the Optionee remains in the Company's employ for at least 12 months after the granting of the Option.

     (b) Unless a different schedule is specified by the Committee in the Option Agreement entered into with an Optionee, an Option granted under the Plan shall become exercisable over a period of four (4) years, as follows. Conditional upon the Optionee's continuous employment by the Company following the date of grant of an Option to the relevant anniversary date, an Optionee shall have the right to purchase one-quarter (25%) of the Shares subject to the Option granted to the Optionee (hereinafter the "Optioned Shares") on each of the first four anniversaries of the date of grant of the Option.

available for purchase by the Optionee under the terms of his or her Option Agreement and the provisions of the Plan.

     (c) No Optioned Shares shall be delivered pursuant to the exercise of any Option, in whole or in part, until qualified for delivery under such securities laws and regulations as may be deemed by the Committee to be applicable thereto, and until a payment in full of the Option price thereof (in cash or stock as provided below) is received by the Company. No Optionee, or any legal representative, legatee, or distributee of an Optionee shall be or be deemed to be a holder of Optioned Shares unless and until such Shares are issued.

     (d) No Option may at any time be exercised with respect to a fractional Share.

     (e) An Optionee may exercise an Option using as the form of payment (i) cash or a cash equivalent, (ii) stock-for-stock payment (as described below),
(iii) any combination of the above, or (iv) such other means as the Committee may approve.

     (f) An Optionee who owns Common Stock may use such Shares, the value of which shall be determined as the Fair Market Value of such Shares on the date the Option is exercised, as a form of payment to exercise Options under the Plan. The Committee, in its sole discretion, may restrict or rescind this right by notice to Optionees. An Option may be exercised in such manner only by tendering (actually or by attestation) to the Company whole Shares of Common Stock having a Fair Market Value equal to or less than the exercise price. If an Option is exercised by surrender of Common Stock having a Fair Market Value less than the exercise price, the Optionee must pay the difference in cash.

8. EXERCISE OF OPTION UPON TERMINATION OF EMPLOYMENT

     (a) In the event that an Optionee's status as an employee of the Company terminates, other than upon the Optionee's death or disability, and other than upon the Optionee's termination for cause, the Optionee may exercise his or her Option, but only within thirty (30) days (or such other period of time, not exceeding ninety (90) days, as is determined by the Committee), and only to the extent that the Optionee was entitled to exercise the Option at the date of termination (but in no event later than the expiration of the term of said Option as set forth in the Optionee's Option Agreement). If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, then the Optioned Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified hereunder or by the Committee, then the Option shall terminate, and the Shares covered by such Option and not purchased thereunder shall revert to the Plan. In the event that an Optionee's status as an employee of the Company is terminated for cause, then all rights of the Optionee under his or her Option to purchase Optioned Shares shall terminate on the date of termination of employment. Termination for cause shall include an Optionee's non-performance of, or willful misconduct in the performance of, his or her duties to the Company, and may include such other grounds of termination as are established by the Committee.

     (b) If an Optionee's employment terminates for any reason, including death or disability, within 12 months of the grant date of an Option, such Option shall expire as of the date of such termination of employment and the Optionee and the Optionee's legal representative shall forfeit any and all rights pertaining to such Option.

9. TRANSFERABILITY

     (a) The right of any Optionee to exercise an Option granted under the Plan shall, during such Optionee's lifetime, be exercisable only by such Optionee, and shall not be assignable or transferable by the Optionee other than by will or the laws of descent and distribution.

     (b) In the event that an Optionee's status as an employee of the Company terminates as a result of the Optionee's "Disability," the Optionee may exercise his or her Option at any time within ninety (90) days from the date of such termination, but only to the extent that the Optionee was entitled to exercise it at the date of such termination (and in no event later than the expiration of the term of such Option as set forth in the Optionee's Option Agreement). If, at the date of termination by reason of Disability, the Optionee is not entitled to exercise his or her entire Option, the Optioned Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after such termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Optioned Shares covered by such Option and not purchased by the Optionee shall revert to the Plan.

     (c) In the event of the death of an Optionee, the Option may be exercised at any time within ninety (90) days following the date of death by the personal representative of the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option at the date of death (and in no event later than the expiration of the term of such Option as set forth in the Optionee's Option Agreement). If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the Optioned Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after death, the personal representative of the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Optioned Shares covered by such Option and not purchased thereunder shall immediately revert to the Plan.

10. WITHHOLDING TAXES; OTHER DEDUCTIONS

     Whenever the Company proposes to deliver Shares upon an Optionee's exercise of an Option, or whenever an Optionee disposes of Shares acquired upon exercise of an Option, the Company shall have the right to require the Optionee who is to receive the Optioned Shares, or who disposes of the Optioned Shares, to remit to the Company, prior to the delivery of any certificate or certificates for such Shares, or upon disposition of Shares, as the case may be, or to withhold from any payment by the Company to the Optionee, such amounts as the Company deems necessary to satisfy any Federal, state, local, or foreign withholding tax requirements, including, but not limited to, income tax, FICA withholding, and excise tax. The Optionee shall be personally obligated to pay any and all taxes of any kind which may be imposed on the Optionee or result from the grant of the Option, the exercise of the Option, and the disposition of Optioned Shares acquired upon exercise of the Option, or the ownership of the Option (or Optioned Shares acquired thereunder) during the Optionee's lifetime or at death.

11. MERGER OR SALE OF ASSETS OF THE COMPANY

     In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation does not agree to assume the Option or to substitute an equivalent option or right, the Committee shall, in lieu of such assumption or substitution, provide the Optionee with the right to exercise the Option as to all of the Optioned Shares, including Shares as to which it would not otherwise be exercisable. If the Committee makes an Option fully exercisable in lieu of its assumption or substitution in the event of a merger or sale of assets of the Company, the Committee shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the Option will terminate upon the expiration of such period. For the purposes of this Section, an Option shall be considered assumed if, following the merger or sale of assets of the Company, the Option confers upon the Optionee the right to purchase, for each Share of Optioned Shares subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock of the Company for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its parent, the Committee may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon the exercise of the Option, for each Share of the Optioned Shares, to be solely common stock of the successor corporation or its parent equal in Fair Market Value to the per Share consideration received by holders of Common Stock in the merger or sale of assets of the Company.

12. STOCKHOLDER APPROVAL AND ADOPTION

     The Plan shall be submitted to the stockholders of the Company for their approval and adoption. The Plan shall not be effective and no Options shall be granted thereunder unless and until the Plan has been so approved and adopted. The stockholders shall be deemed to have approved and adopted the Plan only if it is approved and adopted at a meeting of the stockholders duly held by a vote taken in the manner required by the laws of Luxembourg.

13. TERM OF THE PLAN

     The Plan shall become effective upon its adoption by the stockholders pursuant to the provisions of Section 12 hereof, and shall remain in full force and effect through December 31, 2002, unless sooner terminated by the Board. After the Plan is terminated, no future Options may be granted but Options previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan's terms and conditions.

14. PLAN AMENDMENT

     The Committee or the Board may amend, suspend or terminate the Plan at any time, provided, however, that no such amendment shall be made without the approval of the Company's shareholders (a) that would increase the number of Shares of Common Stock available for issuance in accordance with Section 4 hereof (in the aggregate or to any one individual), or (b) if such approval is required -- (i) to comply with Section 422 of the Code with respect to Incentive Stock Options, or (ii) for purposes of Section 162(m) of the Code.

15. BIFURCATION OF THE PLAN

     Notwithstanding anything in the Plan to the contrary, the Board, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to participants who are officers of the Company subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other participants.

                                                                      APPENDIX B

                                THE CRONOS GROUP
                      NON-EMPLOYEE DIRECTORS' EQUITY PLAN

                                THE CRONOS GROUP

                      NON-EMPLOYEE DIRECTORS' EQUITY PLAN

1. PURPOSE

     The purpose of The Cronos Group Non-Employee Directors' Equity Plan (the "Plan") is to promote the long-term growth and financial success of the Company by attracting, motivating and retaining non-employee directors of outstanding ability and assisting the Company in promoting a greater identity of interest between the Company's non-employee directors and its stockholders.

2. DEFINITIONS

     For purposes of the Plan, the following terms shall be defined as follows:

     "Annual Meeting" refers to an annual meeting of the Company's stockholders.

     "Board" refers to the Board of Directors of the Company.

     "Change in Control" refers to:

          (a) the acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 20% or more of the Common Stock then outstanding, but shall not include any such acquisition by:

             (i) the Company;

             (ii) any Subsidiary of the Company;

             (iii) any employee benefit plan of the Company or of any Subsidiary of the Company;

             (iv) any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan;

             (v) any Person who, as of June 30, 1999, was the beneficial owner of 20% or more of the shares of Common Stock outstanding on such date unless and until such Person, together with all affiliates and associates of such Person, becomes the beneficial owner of 25% or more of the shares of Common Stock then outstanding whereupon a Change in Control shall be deemed to have occurred; or

             (vi) any Person who becomes the Beneficial Owner of 20% or more, or, with respect to a Person described in clause (v) above, 25% or more, of the shares of Common Stock then outstanding as a result of a reduction in the number of shares of Common Stock outstanding due to the repurchase of shares of Common Stock by the Company unless and until such Person, after becoming aware that such Person has become the beneficial owner of 20% or more, or 25% or more, as the case may be, of the then outstanding shares of Common Stock, acquires beneficial ownership of additional shares of Common Stock representing 1% or more of the shares of Common Stock then outstanding, whereupon a Change in Control shall be deemed to have occurred; or

          (b) the situation where individuals who, as of the date this Plan is approved by the Board, constitute the Board, and subsequently elected members of the Board whose election is approved or recommended by at least a majority of such current members or their successors whose election was so approved or recommended (other than any subsequently elected members whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board), cease for any reason to constitute at least a majority of such Board.

     "Committee" refers to the Compensation Committee of the Board, any successor committee thereto or any other committee appointed by the Board to administer the Plan.

     "Common Stock" refers to The Common Stock of the Company, par value $2 per share, or such other class or kind of shares or other securities as may be applicable under Section 12 below.

     "Company" refers to The Cronos Group, a Luxembourg holding company, or any successor to substantially all its business.

     "Deferred Compensation" refers to the amount of cash compensation that a Non-Employee Director elects not to receive but to convert to Director's Stock Units pursuant to the provisions of Section 6(b) hereof.

     "Director's Account" refers to the bookkeeping record established for each Non-Employee Director. A Director's Account is established only for purposes of measuring the value of the Company's obligation to a Non-Employee Director in respect of Director's Stock Units and earnings thereon and not to segregate assets or to identify assets that may be used to settle Director's Stock Units.

     "Director's Option" refers to a right to purchase shares of Common Stock granted to a Non-Employee Director pursuant to Section 7 hereof.

     "Director's Stock Unit" refers to a restricted stock unit granted to a Non-Employee Director pursuant to Section 6 hereof.

     "Effective Date" refers to the effective date of the Plan provided for in
Section 10 below.

     "Fair Market Value" refers to the closing sales price of the Common Stock as reported on the NASDAQ National Market on the applicable valuation date or, if there were no sales on such valuation date, the average of the highest and the lowest quoted selling prices on said market for the preceding business day on which sales of Common Stock did occur.

     "Non-Employee Director" refers to a member of the Board or of a Subsidiary Board who is not an employee of the Company or any of its Subsidiaries.

     "Permanent Disability" refers to a physical or mental impairment rendering a Non-Employee Director substantially unable to function as a member of the Board or a Subsidiary Board, as the case may be, for any period of six consecutive months. Any dispute as to whether a Non-Employee Director is subject to a Permanent Disability shall be resolved by a physician mutually acceptable to the Non-Employee Director and the Company, whose decision shall be final and binding upon the Non-Employee Director and the Company.

     "Person" refers to any individual, firm, corporation, limited liability company, partnership or other entity.

     "Subsidiary" refers to (i) a corporation or other entity with respect to which the Company, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation's board of directors or analogous governing body, or (ii) any other corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for purposes of the Plan.

     "Subsidiary Board" refers to the Board of Directors of a Subsidiary.

3. ADMINISTRATION

  (a) ADMINISTRATION BY THE BOARD

     The Plan shall be administered by the Compensation Committee of the Board (the "Committee"). The Committee shall, subject to the provisions of the Plan, have the power to construe the Plan, to determine all questions arising thereunder, and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. Any decision of the Committee in the administration of the Plan, as described herein, shall be final and conclusive. The Committee may authorize any one or more of its members or the secretary of the Committee or any officer or employee of the Company to execute and deliver documents on behalf of the Committee. No member of the Committee shall be liable for anything done or omitted to be done by him or her or by any other member of the Committee in connection with the Plan, except for his or her own willful misconduct or as expressly provided by statute.

  (b) AWARD AGREEMENT OR CERTIFICATE

     The terms and conditions of each grant of Director's Stock Units and Director's Options under the Plan shall be embodied in an award agreement or award certificate which shall incorporate the Plan by reference, and shall indicate the date on which the Director's Stock Units or Director's Options were granted and the number of Director's Stock Units or Director's Options granted on such date.

4. SHARES AVAILABLE

     The stock offered under the Plan shall be shares of Common Stock of the Company. The Common Stock may be unissued shares or shares now held or subsequently acquired by the Company as treasury shares, as the Board may from time to time determine. Subject to adjustment as provided herein, the aggregate number of shares that may be issued under the Plan shall not exceed One Hundred Fifty Thousand (150,000) shares. Any shares subject to a Director's Option granted under the Plan that are not purchased thereunder shall again be available for the granting of Director's Options under the Plan.

5. ELIGIBILITY

     Director's Stock Units and Director's Options shall be granted only to Non-Employee Directors. A Non-Employee Director who is a member of a Subsidiary Board and not a member of the Board of the Company shall participate in the Plan solely in the discretion of the Committee.

6. DIRECTOR'S STOCK UNITS

(a) GENERAL

     A Director's Stock Unit shall represent the right to receive one share of Common Stock upon satisfaction of the conditions to vesting and settlement specified in the Plan. Director's Stock Units will be settled exclusively in Common Stock.

(b) GRANTS OF DIRECTOR'S STOCK UNITS

     Director's Stock Units shall be awarded under the Plan as follows:

          (i) A Non-Employee Director may elect to reduce all or part of the cash compensation otherwise payable for services to be rendered by him or her as a director (including the annual retainer fee and any fees payable for services on the Board or any committee thereof) (such reduction in compensation referred to herein as "Deferred Compensation") and to receive in lieu thereof Director's Stock Units; provided, however, that if a Non-Employee Director elects not to receive part of the cash compensation otherwise payable to him or her, and to receive, instead, Director's Stock Units, then the election shall not be for less than fifty percent (50%) of the Non-Employee Director's annual retainer fee as a director. Any such election shall be made prior to the beginning of, and will be effective for, the calendar year in which the compensation to the Non-Employee Director will be paid; provided, however, that for the first year in which the Plan is in effect, any Non-Employee Director may, at any time within thirty (30) days of the date the Plan is approved by the stockholders of the Company, make an election to participate in the Plan with respect to compensation payable to the Non-Employee Director for the then-current calendar year not yet paid to the Non-Employee Director; and provided further, however, that any Non-Employee Director not serving on the Board prior to the date the Plan is approved by the stockholders of the Company may, at any time within thirty (30) days of his or her original election to the Board, make an election to participate in the Plan, effective for the then-current calendar year. All elections made hereunder shall become irrevocable as of the last day such election may be made. Unless the Non-Employee Director notifies the Secretary of the Company otherwise prior to the beginning of each subsequent calendar year, an election will renew automatically for an additional calendar year. Any election made hereunder shall be in writing and shall specify the amount of compensation to be received in the form of Director's Stock Units.

          (ii) With respect to each Non-Employee Director who elects to receive a portion of his or her cash compensation in Director's Stock Units pursuant to Section 6(b)(i) above, the number of Director's Stock Units to be credited to the Director's Account shall be equal to the quotient obtained by multiplying the Deferred Compensation by One Hundred Twenty-Five Percent (125%) and by then dividing the resultant product by the Fair Market Value of a share of Common Stock of the Company as of the date that the Deferred Compensation would otherwise have been payable to the Non-Employee Director had the Director not made the election referred to in this Section 6.

  (c) DIRECTOR'S ACCOUNTS

     The Director's Account for each Non-Employee Director who elects to receive Director's Stock Units in lieu of all or a portion of the Director's cash compensation, calculated in accordance with paragraph (b)(ii) above, shall be credited at such times as the Director's Stock Units are awarded to the Non-Employee Director and by the number of Director's Stock Units awarded to the Non-Employee Director. In the event that the Company pays any cash or other dividend or makes any other distribution in respect of its Common Stock, then each Director's Account will be credited with an additional number of Director's Stock Units (including fractions thereof) determined by dividing (A) the amount of cash, or the value (as determined by the Board) of any securities or other property, paid or distributed in respect of one outstanding share of Common Stock by (B) the Fair Market Value of a share of Common Stock for the first date on which the Common Stock of the Company trades "ex-dividend" with respect to the dividend or distribution made by the Company with respect to its Common Stock, and multiplying the result of such division by (C) the number of Director's Stock Units that were credited to the Director's Account immediately prior to the date of the dividend or other distribution. Credits shall be made effective as of the date of the dividend or other distribution in respect of the Common Stock.

  (d) VESTING; ACCELERATED VESTING; DEFERRAL

     (i) Director's Stock Units granted to a Non-Employee Director, and any additional Director's Stock Units credited to a Director's Account in respect of earnings or other distributions on such Director's Stock Units as provided in
Section 6(c), hereof, shall vest on the third anniversary of the date of grant, and shall be settled as soon as practicable thereafter, provided that the Non-Employee Director shall have remained a member of the Board continuously from the date of grant to said date.

     (ii) Notwithstanding the provisions of Section 6(d)(i) above, all Director's Stock Units granted to a Non-Employee Director shall immediately vest upon the first to occur of (A) a Non-Employee Director ceasing to be a member of the Board by resignation or removal, or (B) a Non-Employee Director ceasing to be a member of the Board as a result of death or Permanent Disability.

     (iii) Notwithstanding the provisions of Sections 6(d)(i) and 6(d)(ii) above, a Non-Employee Director may elect to defer settlement of any or all Director's Stock Units to a date subsequent to the vesting date of such Director's Stock Units, provided that no such deferral may extend beyond the earlier of (A) the Non-Employee Director's termination of service on the Board, or, if later, the Non-Employee Director's 70th birthday, or (B) the Non-Employee Director's death. Settlement of any deferred Director's Stock Units shall be made on or as soon as practicable following the date specified by the Non-Employee Director in the relevant deferral election or, if applicable, the earlier of the dates specified in clauses (A) or (B) of the preceding sentence.

  (e) DELIVERY OF SHARE CERTIFICATES

     As soon as practicable following the vesting of Director's Stock Units as provided in Sections 6(d)(i) and 6(d)(ii) above, or the date for deferred settlement as provided in Section 6(d)(iii) above, Director's Stock Units shall be settled by delivery to the Non-Employee Director of a share certificate for the number of shares of Common Stock of the Company corresponding to such Director's Stock Units. Shares delivered in settlement of Director's Stock Units shall be free of all such restrictions, except any that may be imposed under applicable law or the Company's trading policy. As soon as practicable after the Effective Date, the

Company shall register the Shares of Common Stock issuable in settlement of the Director's Stock Units that may be granted under the Plan under the Securities Act of 1933, as amended (the "Securities Act"), and shall, as required by the Securities Act, maintain from time to time the effectiveness of such registration.

  (f) NO STOCKHOLDER RIGHTS

     The crediting of Director's Stock Units to a Director's Account shall not confer on the relevant Non-Employee Director any rights as a stockholder of the Company.

7. GRANT OF DIRECTOR'S OPTIONS

  (a) GENERAL

     A Director's Option shall entitle a Non-Employee Director to purchase a specified number of shares of Common Stock of the Company during a specified period at an exercise price per share of Common Stock determined as provided below. All Director's Options provided for herein shall have the general terms and conditions set forth in Section 8 below.

  (b) GRANTS OF DIRECTOR'S OPTIONS TO NEW DIRECTORS

     A Non-Employee Director who is initially elected at an annual or special meeting of the stockholders, or appointed to the Board other than in connection with an Annual Meeting, shall receive, as of the date of such initial election or appointment or, if later, August 4, 1999 (the date the Plan was approved by the Board), a Director's Option to purchase 15,000 shares of Common Stock. The exercise price per share of Common Stock of each Director's Option provided for in this Section 7(b) shall be the Fair Market Value of one share of Common Stock on the date of the Non-Employee Director's election or appointment to the Board or August 4, 1999, if later.

8. GENERAL TERMS AND CONDITIONS OF DIRECTOR'S OPTIONS

  (a) OPTION TERM

     Each Director's Option shall expire on the date of the Annual Meeting held in the tenth calendar year following the date of grant, subject to earlier expiration as provided herein.

  (b) VESTING; ACCELERATED VESTING; EFFECT OF TERMINATION OF SERVICE

     (i) Vesting Generally. Director's Options shall vest and become exercisable over three years, with one-third ( 1/3) of the Director's Options exercisable as of the first anniversary following the date of grant, one-third ( 1/3) exercisable as of the second anniversary following the date of grant, and one-third ( 1/3) exercisable as of the third anniversary following the date of grant, assuming, in each instance, that the Non-Employee Director has continued to serve as a member of the Board until the date of the relevant anniversary; provided, however, that all Director's Options awarded to a Non-Employee Director shall be considered fully vested upon the earlier to occur of (A) termination of the Non-Employee Director's service on the Board by reason of removal (unless the removal is "for cause," defined as removal of a Director for willful misconduct or reckless disregard of his or her duties as a Director);
(B) termination of the Non-Employee Director's service on the Board by reason of death or Permanent Disability; or (C) resignation from the Board within twelve
(12) months following a Change in Control. If a Non-Employee Director's service on the Board terminates for any reason other than as aforesaid, then any unvested Director's Options shall be forfeited to the Company, and the Non-Employee Director shall have no further right or interest therein.

     (ii) Exercise Following Termination of Service. Following termination of a Non-Employee Director's service on the Board, the former Non-Employee Director (or the former Non-Employee Director's estate, personal representative or beneficiary, as the case may be) shall have the right, subject to the other terms and conditions hereof, to exercise all Director's Options that had vested as of or in connection with the termination of service at any time within sixty (60) days after the date of termination of service, subject to earlier expiration of the Director's Option pursuant to
Section 8(a) above.

  (c) NOTICE OF EXERCISE

     Subject to the other terms and conditions of the Plan, a Non-Employee Director may exercise all or any portion of a vested Director's Option by giving written notice of exercise to the Company, provided, however, that no fewer than 10 shares of Common Stock may be purchased upon any exercise of a Director's Option unless the number of shares purchased at such time is the total number of shares in respect of which the Director's Option is then exercisable, and provided, further, that in no event shall the Option be exercisable for a fractional share. The date of exercise of an Option shall be the later of (i) the date on which the Company receives such written notice, or (ii) the date on which the conditions provided in Sections 8(d) and 8(e) below are satisfied.

  (d) PAYMENT

     The exercise price of a Director's Option may be paid in cash or previously owned shares or a combination thereof or by any other method approved by the Committee.

  (e) LIMITATION ON EXERCISE

     A Director's Option shall not be exercisable unless the Common Stock subject thereto has been registered under the Securities Act, and qualified under applicable state or foreign securities or "blue sky" laws in connection with the offer and sale thereof, or the Company has determined that an exemption from registration under the Securities Act and from qualification under such securities or "blue sky" laws is available. As soon as practicable after the Effective Date, the Company shall register the issuance of the shares of Common Stock issuable upon exercise of the Director's Options, and shall, as required by the Securities Act, maintain from time to time the effectiveness of such registration.

  (f) ISSUANCE OF SHARES

     Subject to the foregoing conditions, as soon as is reasonably practicable after its receipt of a proper notice of exercise and payment of the exercise price for the number of shares with respect to which a Director's Option is exercised, the Company shall deliver to the exercising Non-Employee Director, at the principal office of the Company or at such other location as may be acceptable to the Company and the Non-Employee Director, one or more stock certificates for the appropriate number of shares of Common Stock issued in connection with such exercise. Such shares shall be fully paid and nonassessable and shall be issued in the name of the Non-Employee Director. Notwithstanding the foregoing, the Board in its discretion may, subject to rules and procedures as it may adopt or proposed from time to time, provide Non-Employee Directors with the opportunity to defer receipt of shares of Common Stock issuable upon exercise of Director's Options.

9. TRANSFERABILITY

     Director's Stock Units (including interests in a Director's Account) and Director's Options may not be transferred, pledged, assigned or otherwise disposed of except by will or the laws of descent and distribution or pursuant to a domestic relations order, provided, however, that Director's Options may be transferred to a member or members of a Non-Employee Director's immediate family (as defined below) or to one or more trusts or partnerships or other entity established in whole or in part for the benefit of one or more of such immediate family members (collectively, "Permitted Transferees"), subject to such rules and procedures as may from time to time be adopted or imposed by the Committee. If a Director's Option is transferred to a Permitted Transferee, it shall be further transferable only by will or the laws of descent and distribution or, for no consideration, to another Permitted Transferee of the Non-Employee Director. A Non-Employee Director shall notify the Company in writing prior to any proposed transfer of a Director's Option to a Permitted Transferee and shall furnish the Company, upon request, with information concerning such Permitted Transferee's financial condition and investment experience. For purposes of the Plan, a Non-Employee

Director's "immediate family" means any child, stepchild, grandchild, spouse, son-in-law or daughter-in-law and shall include adoptive relationships; provided, however, that if the Company adopts a different definition of "immediate family" (or similar term) in connection with the transferability of employee stock options awarded to employees of the Company, such definition shall apply, without further action of the Board, to the Plan.

10. TERM

     The Effective Date of the Plan shall be the date of the 1999 Annual Meeting assuming the Plan is approved by the stockholders of the Company at such Annual Meeting. Prior to stockholder approval, the Committee may grant Director's Options to Non-Employee Directors in accordance with the provisions of Section 7(b) hereof. If stockholder approval of the Plan is not obtained at the 1999 Annual Meeting, or any adjournment thereof, then the Plan and any awards made hereunder shall terminate ab initio and be of no further force and effect. Unless earlier terminated in accordance with Section 11 below, the Plan shall expire on the date of the Annual Meeting held in 2002. Grants of Director's Options for newly-elected Non-Employee Directors shall be made in connection with the Annual Meeting held in 2002, and shall be the last grants made under the Plan. Expiration of the Plan in connection with the Annual Meeting held in 2002 shall not affect awards of Director's Stock Units and Director's Options made prior to such Annual Meeting, which awards shall remain outstanding subject to the terms hereof.

11. AMENDMENTS

     The Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part, including, without limitation, to amend the provisions for determining the amount of Director's Stock Units or Director's Options to be issued to a Non-Employee Director, provided, however,that:

          (a) any amendment which under the requirements of applicable law or NASDAQ rule must be approved by the stockholders of the Company shall not be effective unless and until such stockholder approval has been obtained in compliance with such law or rule; and

          (b) except as provided in Section 12 below, the Board may not, without the approval of the Company's stockholders, increase the number of shares available for issuance under the Plan pursuant to Section 4 above or the number of Director's Stock Units to be issued to any Non-Employee Director pursuant to Section 6 hereof or reduce the exercise price of a Director's Option.

     No termination or amendment of the Plan that would adversely affect a Non-Employee Director's rights under the Plan with respect to any award of Director's Stock Units or Director's Options made prior to such action shall be effective as to such Non-Employee Director unless he or she consents thereto.

12. ADJUSTMENT OF AND CHANGES IN SHARES

     In the event of any merger, consolidation, recapitalization, reclassification, stock dividend, distribution of property, special cash dividend or other change in corporate structure affecting the Common Stock of the Company, the Board, in its discretion, may make (i) such proportionate adjustments as it considers appropriate in the number and kind of shares authorized for issuance hereunder in order to preserve, but not increase, the benefits or potential benefits intended to be made available hereunder, and/or
(ii) such other adjustments as it deems appropriate. The Board's determination as to what, if any, adjustments shall be made shall be final and binding on the Company and all Non-Employee Directors who receive grants under the Plan.

13. NO RIGHT TO RE-ELECTION

     Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any of its members for re-election by the Company's stockholders, nor confer upon any Non-Employee Director the right to remain a member of the Board for any period of time, or at any particular rate of compensation.

14. UNFUNDED PLAN

     The Plan is unfunded. Prior to the payment or settlement of any award of Director's Stock Units or the exercise of any Director's Option, nothing contained herein shall give any non-Employee Director any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Board may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock with respect to awards hereunder.

                                THE CRONOS GROUP

                                 FORM OF PROXY

                              1999 ANNUAL MEETING

PRELIMINARY COPY



                                   DETACH HERE

                                      PROXY

                                THE CRONOS GROUP

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
   OF THE CRONOS GROUP FOR THE ANNUAL MEETING TO BE HELD ON OCTOBER 26, 1999



The undersigned hereby appoints Dennis J. Tietz, Peter J. Younger, and Maurice Taylor, and each of them, proxies, with full power of substitution, to vote all shares of Common Stock of the Cronos Group that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at Hotel Le Royal, 12 Boulevard Royal, Luxembourg on Tuesday, October 26, 1999 at 10:00 a.m., local time, and at any adjournment thereof. The proxies have the authority to vote as directed on the reverse side of this card with the same effect as though the undersigned were present in person and voting. The proxies are further authorized in their discretion to vote upon such other business as may properly come before the Annual Meeting and any adjournment thereof. The undersigned revokes all proxies previously given to vote at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND THE ADOPTION OF PROPOSALS 2 THROUGH 9.

  SEE REVERSE SIDE              TO BE SIGNED ON                 SEE REVERSE SIDE
                                  REVERSE SIDE

                                  Reverse Side

                                     [LOGO]



[X]  Please mark votes as in this example

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS YOU DIRECT. IF YOU GIVE NO DIRECTION, WE WILL VOTE YOUR SHARES OF COMMON STOCK "FOR" ALL PROPOSALS. WE CANNOT VOTE YOUR SHARES UNLESS YOU SIGN, DATE AND RETURN THIS CARD.


                        THE BOARD OF DIRECTORS RECOMMENDS
                       THAT YOU VOTE "FOR" ALL PROPOSALS.

1.      Elect Five Directors.

        The Nominees Are: Dennis J. Tietz, Charles Tharp, Peter J. Younger, Robert M. Melzer, and Stephen Nicholas Walker

        [ ]     FOR ALL NOMINEES (EXCEPT AS INDICATED BELOW)

        [ ]     WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES

                (TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME BELOW)

                ---------------------------------------------------------

2. Approve the Grant of a Stock Option to Peter J. Younger, Chief Financial Officer.

        [ ]    FOR        [ ]    AGAINST        [ ]    ABSTAIN

3.      Approve the Company's 1999 Stock Option Plan

        [ ]    FOR        [ ]    AGAINST        [ ]    ABSTAIN

4.      Approve the Company's Non-Employee Directors' Equity Plan

        [ ]    FOR        [ ]    AGAINST        [ ]    ABSTAIN

5. Approve the Appointment of Deloitte & Touche LLP as the Independent Auditors for Fiscal Year 1999 and Authorize the Directors to Fix the Auditor's Remuneration

        [ ]    FOR        [ ]    AGAINST        [ ]    ABSTAIN

6. Approve the Reports of the Independent Auditor and of the Board of Directors.

        [ ]    FOR        [ ]    AGAINST        [ ]    ABSTAIN

7. Approve the Company's Consolidated and Unconsolidated Financial Statements for the Year Ended December 31, 1998

        [ ]    FOR        [ ]    AGAINST        [ ]    ABSTAIN

8.      Discharge the Following Members of the Board of Directors Pursuant to
        Article 74 of the Company Law (10 August 1915) for the Execution of Their Mandate for the Year Ended December 31, 1998: [To Be Supplied]

        [ ]    FOR        [ ]    AGAINST        [ ]    ABSTAIN

9. Approve the Allocation of the Profit/Loss Reported by the Company for the Year Ended December 31, 1998

        [ ]    FOR        [ ]    AGAINST        [ ]    ABSTAIN

10. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting thereof and at any adjournment.

Please mark, sign, date, and return this Proxy in the accompanying prepaid envelope. Please sign exactly as your name appears on this Proxy. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held jointly, both owners should sign.



Signature:______________________________               Date:_______________

Signature:______________________________               Date:_______________